                                                                   Exhibit 10.33

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                                MASTER AGREEMENT

                             Dated as of May 9, 2000

                                  by and among

                              TOSHIBA CORPORATION,


                        SEMICONDUCTOR NORTH AMERICA, INC.

                                       and

                               SANDISK CORPORATION






================================================================================

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                TABLE OF CONTENTS

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
ARTICLE I Definitions, Rules of Construction and Documentary Conventions..........................................1
         SECTION 1.01      Certain Definitions....................................................................1
         SECTION 1.02      Additional Definitions.................................................................1
         SECTION 1.03      Rules of Construction and Documentary Conventions......................................3
         SECTION 1.04      Additional Rules of Construction.......................................................3
ARTICLE II Formation of Newco.....................................................................................3
         SECTION 2.01      Formation of Newco.....................................................................3
         SECTION 2.02      Purpose ...............................................................................3
         SECTION 2.03      Operating Agreement....................................................................3
ARTICLE III Closing; Initial Funding..............................................................................3
         SECTION 3.01      Closing ...............................................................................3
         SECTION 3.02      Time and Place of Closing..............................................................4
ARTICLE IV Conditions to Closing..................................................................................4
         SECTION 4.01      Performance............................................................................5
         SECTION 4.02      Authorization, Execution and Delivery of Operative Documents...........................5
         SECTION 4.03      No Default.............................................................................5
         SECTION 4.04      Consents, Approvals, etc.; Formation of Newco;  Burdensome Conditions..................5
         SECTION 4.05      Governmental Rules.....................................................................6
         SECTION 4.06      Closing Certificates...................................................................6
         SECTION 4.07      Accuracy of Representations and Warranties.............................................7
         SECTION 4.08      INTENTIONALLY LEFT BLANK...............................................................7
         SECTION 4.09      INTENTIONALLY LEFT BLANK...............................................................7
         SECTION 4.10      No Adverse Change......................................................................7
         SECTION 4.11      Proceedings............................................................................7
         SECTION 4.12      Environmental Due Diligence............................................................7
ARTICLE V Representations and Warranties of the Parties...........................................................7
         SECTION 5.01      Organization, Ownership Interest, etc..................................................8
         SECTION 5.02      Authorization; No Conflict.............................................................8
         SECTION 5.03      Enforceability.........................................................................9

                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                                                ----
         SECTION 5.04      Proceedings............................................................................9
         SECTION 5.05      No Broker's or Finder's Fees...........................................................9
         SECTION 5.06      Litigation; Decrees....................................................................9
         SECTION 5.07      Compliance with Other Instruments......................................................9
         SECTION 5.08      Environmental Status of DSC...........................................................10
         SECTION 5.09      Patents and Proprietary Rights........................................................12
         SECTION 5.10      Compliance with Laws..................................................................12
         SECTION 5.11      Certain Payments......................................................................12
         SECTION 5.12      Restrictions on Business Activities...................................................12
         SECTION 5.13      DSC Agreement.........................................................................13
         SECTION 5.14      Patent Cross Licenses.................................................................13
ARTICLE VI Covenants.............................................................................................13
         SECTION 6.01      Covenants of Parents..................................................................13
         SECTION 6.02      Further Assurances....................................................................13
         SECTION 6.03      Public Announcements..................................................................13
         SECTION 6.04      Expenses .............................................................................14
         SECTION 6.05      Toshiba Undertaking as to SENA Obligations............................................14
         SECTION 6.06      Governmental Incentives...............................................................15
         SECTION 6.07      Further Assurances....................................................................15
         SECTION 6.08      Continuity and Maintenance of Operations..............................................15
         SECTION 6.09      Certain Deliveries and Notices........................................................15
ARTICLE VII Covenants Concerning NAND Flash Memory Product Business..............................................15
         SECTION 7.01      Technology Transfer...................................................................15
         SECTION 7.02      Start-up Services at Module II........................................................16
         SECTION 7.03      Expanded Capacity.....................................................................17
         SECTION 7.04      Capacity Sharing Arrangement..........................................................18
         SECTION 7.05      Creation of Management Committee......................................................20
         SECTION 7.06      Creation of DSC NAND Steering Committee...............................................23
         SECTION 7.07      Personnel.............................................................................23
         SECTION 7.08      Non-solicitation of Employees.........................................................24

                                TABLE OF CONTENTS
                                   (CONTINUED)

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         SECTION 7.09      External Financing; Additional Equipment..............................................25
         SECTION 7.10      Other Activities......................................................................25
         SECTION 7.11      Protection of Intellectual Property...................................................26
ARTICLE VIII Other Agreements....................................................................................26
         SECTION 8.01      DSC Foundry Agreement.................................................................26
         SECTION 8.02      Yokkaichi Foundry Agreement...........................................................28
         SECTION 8.03      Purchase and Supply Agreement.........................................................29
         SECTION 8.04      INTENTIONALLY LEFT BLANK..............................................................29
         SECTION 8.05      Common R&D Agreement..................................................................29
         SECTION 8.06      Product Development Agreement.........................................................29
         SECTION 8.07      Patent Cross License..................................................................29
         SECTION 8.08      Package Technology Transfer Agreements................................................30
         SECTION 8.09      Other Matters.........................................................................30
         SECTION 8.10      DSC Service Agreement.................................................................31
         SECTION 8.11      Environmental Indemnity Agreement.....................................................31
ARTICLE IX Termination...........................................................................................31
         SECTION 9.01      Termination...........................................................................31
         SECTION 9.02      Termination Following Closing.........................................................32
ARTICLE X Miscellaneous..........................................................................................36
         SECTION 10.01     No Partnership........................................................................36
         SECTION 10.02     Governing Law.........................................................................36
         SECTION 10.03     Dispute Resolution....................................................................36
         SECTION 10.04     Damages Limited.......................................................................37

Exhibit A         -        Articles of Newco
Exhibit B         -        Operating Agreement
Exhibit C         -        Yokkaichi Foundry Agreement
Exhibit D         -        Common R&D and Participation Agreement
Exhibit E         -        Product Development Agreement
Exhibit F         -        License Amendment
Exhibit G         -        Environmental Indemnity Agreement


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


     This MASTER AGREEMENT, dated as of May 9, 2000, is entered into by and among TOSHIBA CORPORATION, a Japanese corporation ("TOSHIBA"), SANDISK CORPORATION, a Delaware corporation ("SANDISK", and together with Toshiba, the "PARENTS") and SEMICONDUCTOR NORTH AMERICA, INC., a Delaware corporation and an indirect, wholly owned subsidiary of Toshiba ("SENA").

     WHEREAS, the Parents desire to jointly develop, manufacture and market future generations of NAND Flash Memory Products and NAND related products;

     WHEREAS, in connection with the manufacturing of NAND Flash Memory Products, the Parents and SENA desire to form FlashVision, L.L.C, a Virginia limited liability company ("NEWCO"); and

     WHEREAS, in order to realize these goals, the parties desire to consummate or cause to be consummated the transactions described in this Agreement, and any other transactions which Toshiba, SENA and SanDisk may from time to time consider necessary or appropriate to carry out the intent of the parties hereto;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS, RULES OF CONSTRUCTION
                           AND DOCUMENTARY CONVENTIONS

     SECTION 1.01 CERTAIN DEFINITIONS.

     (a) Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A, Definitions, Rules of Construction and Documentary Conventions, attached to this Agreement and made a part hereof.

     (b) As used herein, the term "Agreement" means this Master Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto.

     SECTION 1.02 ADDITIONAL DEFINITIONS. The following capitalized terms used in this Agreement shall have the respective meanings assigned in this Agreement:

TERM                                                     DEFINED IN
----                                                     ----------
Acquiring Party                                          Section 9.02(c)
Appointing Party                                         Section 7.05(b)
Committee Representatives                                Section 7.05(b)
Common R&D Agreement                                     Section 8.05
DSC Cost                                                 Section 8.01(d)
DSC Foundry Agreement                                    Section 8.01
DSC Sales Price                                          Section 8.01(d)
DSC's Manufacturing Costs                                Section 8.01(d)

TERM                                                     DEFINED IN
----                                                     ----------
DSC Target Capacity                                      Section 8.01(b)
Environmental Damages                                    Section 5.08(a)(iii)
Environmental Laws                                       Section 5.08(a)(i)
EPA                                                      Section 5.08(a)(v)
Hazardous Materials                                      Section 5.08(a)(ii)
ICs                                                      Section 2.02
Intellectual Property                                    Section 5.09
License Agreement                                        Section 8.07
License Amendment                                        Section 8.07
Management Committee                                     Section 7.05
Members                                                  Section 2.01
Module II                                                Section 8.01(a)
NAND Flash Memory Integrated Circuits                    Section 7.10
NAND Flash Memory Products                               Section 2.02
NAND Process Technology                                  Section 7.01(a)
Newco Sales Price                                        Section 8.03(b)
Non-Originating Parent                                   Section 7.04(c)
Package Technology Transfer Agreements                   Section 8.08
Product Development Agreement                            Section 8.06
Production Wafer Start Date                              Section 7.02(a)
Proprietary NAND Flash Memory Products                   Section 7.04(b)
Purchase and Supply Agreement                            Section 8.03
SanDisk Technology                                       Section 8.08(b)
SanDisk Termination Capacity                             Section 9.02(b)
Originating Parent                                       Section 7.04(c)
Release                                                  Section 5.08(a)(iv)
Requesting Party                                         Section 9.02(b)
Start-Up Costs                                           Section 7.02(a)
Start-Up Period                                          Section 7.02(a)
Start-Up Services                                        Section 7.02(a)
Steering Committee                                       Section 7.06
Termination Capacity                                     Section 9.02(c)(i)
Termination Date                                         Section 9.02(a)
Toshiba Package Technology                               Section 8.08(a)
U.S. Foundry Parties                                     Section 8.01
Yokkaichi Facility                                       Section 8.02
Yokkaichi Foundry Agreement                              Section 8.02

     SECTION 1.03 RULES OF CONSTRUCTION AND DOCUMENTARY CONVENTIONS. The rules of construction and documentary conventions set forth in APPENDIX A shall apply to this Agreement.

     SECTION 1.04 ADDITIONAL RULES OF CONSTRUCTION. The terms and provisions of this Agreement are binding on the parties hereto; PROVIDED HOWEVER, that to the extent that a description in this Agreement of another agreement (whether an Operative Document or otherwise) conflicts with or differs from the provisions of that agreement, then the provisions of that agreement shall control as to such conflict or difference.

                                   ARTICLE II

                               FORMATION OF NEWCO

     SECTION 2.01 FORMATION OF NEWCO. SENA and SanDisk (the "MEMBERS") will form Newco by filing or causing to be filed the Articles in the form of Exhibit A in accordance with the Act. At the Closing, the Members will also enter into the Operating Agreement (as further described in Section 2.03 below), with respect to Newco.

     SECTION 2.02 PURPOSE. Newco will, through a series of relationships and agreements, be engaged in the manufacture, by one or more subcontract arrangements, and sale of NAND (both binary and MLC Flash Memory) Flash Memory Integrated Circuits excluding any products with process design rules generally greater than 0.25 microns (collectively, "NAND FLASH MEMORY PRODUCTS") for the Parents and SENA (whether directly or indirectly through their respective Affiliates). Except as specifically provided for in Articles VII and VIII, all NAND Flash Memory Products of the Parents and their Affiliates will be acquired through Newco. Embedded Integrated Circuits ("ICS") incorporating NAND Flash Memory Products as well as logic circuitry (i) will be included in the definition of NAND Flash Memory Products if the main function and value of such IC is Flash Memory and (ii) will not be included in the definition of NAND Flash Memory Products if the main function and value of such IC is logic. SCHEDULE
2.02 sets forth the formula Toshiba and SanDisk shall use to determine the main function and value of ICs. Toshiba and SanDisk each are permitted to market and sell NAND Flash Memory Products manufactured by and for Toshiba and/or SanDisk, as provided for in this Agreement, to any third party in any form, including but not limited to chips, packaged devices and cards.

     SECTION 2.03 OPERATING AGREEMENT. In accordance with the Act, at the Closing, the Members will enter into an Operating Agreement in the form of EXHIBIT B providing for (i) the business of Newco, (ii) the conduct of Newco's affairs and (iii) the rights, powers, preferences, limitations and responsibilities of the Members.

                                  ARTICLE III

                            CLOSING; INITIAL FUNDING

     SECTION 3.01 CLOSING.

     (a) At the Closing, in reliance upon the representations, warranties and covenants set forth in this Agreement and the other Operative Documents and subject to and upon the fulfillment to the satisfaction of, or written waiver by, the applicable party of the conditions set forth in this Agreement, each of the parties shall deliver the closing certificates to be delivered by such party at Closing that are referred to in Section 4.06.

     (b) The Members agree that Newco shall be formed as soon as practicable following the execution of this Agreement. Except as provided in this Section, Newco shall not conduct any activities prior to the Closing, except for organizational activities.

     (c) Prior to the Closing, each Parent shall make capital contributions * in proportion to their respective Percentages for the purchase of the capital equipment to be set forth in a capital equipment Schedule to be agreed by the Parents prior to Closing. Such capital contributions shall be in an aggregate amount equal to the aggregate price for such capital equipment and shall be made on such date as is agreed by the Parents. The officers of Newco shall be authorized to (i) use such capital contributions only for the purpose of acquiring such capital equipment, and (ii) enter into one or more lease arrangements with DSC with respect to such capital equipment prior to Closing. In the event that this Agreement is terminated pursuant to Section 9.01(d) or 9.01(e), SENA shall acquire SanDisk's Membership Interest for a purchase price equal to the amount of the capital contribution made by SanDisk pursuant to this
Section 3.01(b). Such purchase price shall be paid by wire transfer of immediately available funds within five Business Days of such termination. The parties agree that Newco shall have all right, title and interest in, to and under Capital Equipment installed at Module II and the building improvements purchased by Newco in connection with preparing the facility and Module II for the installation of the Capital Equipment. In the event Newco is dissolved pursuant to Article XI of the Operating Agreement, then unless DSC has already purchased the building improvements from Newco, Toshiba shall cause DSC, at such time after an event of dissolution, as demanded by SanDisk, to purchase such building improvements for a purchase price payable to Newco in immediately available U.S. Dollars, in an amount equal to the net book value of such improvements (not reduced by any liabilities), as the same is recorded in Newco's financial statements at the time of such demand by SanDisk.

     (d) At Closing, Toshiba shall assign and delegate to Newco, and the Parents shall cause Newco to accept such assignment and delegation, the rights and obligations under the purchase orders for capital equipment made by Toshiba on behalf of Newco. Such assignment and delegation shall be effected pursuant to an assignment agreement mutually agreed by the Parents.

     SECTION 3.02 TIME AND PLACE OF CLOSING. The Closing shall take place by telecopy exchange of the closing certificates referred to in Section 4.06.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

* INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

     The obligation of each Parent and SENA to enter into and complete the transactions set forth in Section 3.01 shall be subject to the fulfillment, as of the Closing Date, to the satisfaction of, or written waiver by, such Parent and SENA of the conditions set forth below in this Article IV; PROVIDED, THAT such obligation shall not be subject to its own compliance with, or the absence of a default or breach by such party as described in, Sections 4.01 (Performance), 4.02 (Authorization, Execution and Delivery of Operative Documents), 4.03 (No Default), 4.04(c) (Consents and Approvals, etc.; Formation of Newco; Burdensome Condition), 4.06 (Closing Certificates), 4.07 (Accuracy of Representations and Warranties), 4.10 (No Adverse Change) and 4.11(Proceedings)); provided, further that the condition set forth in Section
4.12 (Environmental Due Diligence) is subject to the satisfaction of, or written waiver by, SanDisk only:

     SECTION 4.01 PERFORMANCE. Each party shall have performed and complied in all material respects with every agreement, covenant and condition in each Operative Document to which it is or is specified to be a party, to the extent such agreement, covenant or condition is required to be performed or complied with by such party at or before the Closing.

     SECTION 4.02 AUTHORIZATION, EXECUTION AND DELIVERY OF OPERATIVE DOCUMENTS. Each party hereto shall have duly authorized, executed and delivered each Operative Document to which it is specified to be a party and an executed counterpart thereof shall have been delivered to each other party hereto and thereto.

     SECTION 4.03 NO DEFAULT. Each Operative Document which has been entered into prior to Closing shall be in full force and effect at the Closing without any event having occurred or condition existing that constitutes, or with the giving of notice or passage of time (or both) would constitute, a material default under or material breach of such Operative Document or would give any party to such Operative Document the right to terminate or not to perform any obligation under such Operative Document.

     SECTION 4.04 CONSENTS, APPROVALS, ETC.; FORMATION OF NEWCO; BURDENSOME CONDITIONS.

     (a) All Governmental Actions (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the construction and operation of Module II or expansion of DSC Module I) required to be taken, given or obtained in connection with the transactions contemplated by the Operative Documents shall (i) have been taken, given or obtained, (ii) be in full force and effect at the Closing and (iii) not be subject to any pending proceedings or appeals, administrative, judicial or otherwise (other than such immaterial Governmental Actions), and the time for appeal shall have expired or, if an appeal shall have been taken, it shall have been dismissed or finally determined.

     (b) The Articles shall have been filed in accordance with the Act and a Certificate of Organization for Newco shall have been issued by the State Corporation Commission of the Commonwealth of Virginia.

     (c) No Burdensome Condition shall exist with respect to either Parent, SENA, or Newco in connection with the transactions contemplated by the Operative Documents.

     (d) The pre-transaction waiting period required by the Japanese Foreign Exchange and Foreign Trade Law and the HSR Act, if applicable, and related regulations relating to the transactions contemplated by the Operative Documents shall have expired or been terminated.

     SECTION 4.05 GOVERNMENTAL RULES.

     (a) No Governmental Rule shall have been instituted, threatened, issued or proposed to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated by the Operative Documents.

     (b) No change shall have occurred since the date of this Agreement in any Governmental Rule that, in either Parent's reasonable opinion after consultation with outside legal counsel, would make it illegal for such Parent, SENA, or Newco to consummate any of the transactions contemplated by the Operative Documents.

     SECTION 4.06 CLOSING CERTIFICATES. Each Parent and SENA shall have received, with respect to the other Parent, and, in the case of SanDisk, with respect to SENA:

     (a) a certificate dated the Closing Date of the secretary, assistant secretary or another appropriate authorized signatory of such party certifying:

          (i) that a true and correct copy of the resolutions, delegations or other written evidence of corporate action (if any action was required) of the appropriate authority within such party and the stockholders of such party, duly authorizing or ratifying its execution, delivery and performance of the Operative Documents to which it is or is designated to be party and the consummation of the transactions contemplated thereby, are attached to such certificate and are in full force and effect, and as to the absence of other resolutions, delegations or other corporate action relating thereto; and

          (ii) as to the absence of any transaction providing for the merger, consolidation, sale of all or substantially all the assets, dissolution or liquidation with respect to such party.

     (b) an incumbency certificate signed by an appropriate officer or other authorized signatory of such party dated the Closing Date as to the signatures and titles of the officers or authorized signatories of such party executing any Operative Document on behalf of such party (whether as a party thereto or on behalf of Newco as a Member thereof), and any other documents delivered in connection with the Operative Documents;

     (c) a certificate signed by an appropriate officer or other authorized signatory of such party dated the Closing Date certifying that the conditions set forth in Sections 4.01 (Performance), 4.02 (Authorization, Execution and Delivery of Operative Documents), 4.03 (No Default), 4.04(c) (Consents and Approvals, etc.; Formation of Newco; Burdensome Condition),

     4.07 (Accuracy of Representations and Warranties), and 4.10 (No Adverse Change) (in each case, with respect to such party) have been satisfied by such party; and

     (d) in the case of SanDisk, a certificate signed by an appropriate officer or other authorized signatory of SanDisk to the effect that the condition set forth in Section 4.12 is satisfied.

     SECTION 4.07 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party in Article V(Representations and Warranties of the Parties) of this Agreement and in all other Operative Documents shall be true and correct in all material respects as of the date of this Agreement and at the Closing with the same effect as if made at and as of the Closing, except to the extent such representations or warranties expressly relate to an earlier specified date, in which case, such representation or warranty shall be true and correct as of such specified date.

     SECTION 4.08 INTENTIONALLY LEFT BLANK

     SECTION 4.09 INTENTIONALLY LEFT BLANK

     SECTION 4.10 NO ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any adverse change in the properties, assets, financial conditions, liabilities, business or results of operations of a party that is reasonably likely to materially and adversely affect such party's ability to consummate the transactions contemplated by the Operative Documents.

     SECTION 4.11 PROCEEDINGS. All corporate and other legal proceedings taken by each party and Newco in connection with the transactions contemplated by the Operative Documents and all documents relating to the transactions contemplated thereby shall be reasonably satisfactory in form and substance to each Parent and its counsel, and certified or other copies of all relevant documents as either Parent shall have reasonably requested shall have been provided to such Parent or its counsel.

     SECTION 4.12 ENVIRONMENTAL DUE DILIGENCE. SanDisk's obligation to deliver the closing certificates referred to in Section 3.01(a) shall be conditioned upon the completion, at SanDisk's own expense, of its due diligence regarding the environmental status of the DSC facility and surrounding property and SanDisk's satisfaction, in its sole discretion, with the results thereof; PROVIDED, HOWEVER, that this condition shall be deemed waived by SanDisk if SanDisk delivers such closing certificates on or before June 30, 2000.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     Except as may be disclosed in disclosure schedules attached to this Agreement, and unless indicated differently in the provisions of this Article V, each Parent and SENA represents and warrants to the other Parent (and, in the case of SanDisk, to SENA with respect to itself; and, in the case of Toshiba, to SanDisk with respect to SENA), as of the date of this Agreement and as of the Closing Date, as follows:

     SECTION 5.01 ORGANIZATION, OWNERSHIP INTEREST, ETC.

     (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the power and authority to carry on its business as conducted on the date hereof and on the Closing Date, to own or hold under lease its properties and to enter into and perform its obligations under each Operative Document to which it is specified to be a party.

     (b) It is duly qualified to own or lease its properties and generally to conduct its business as currently, or proposed under the Operative Documents to be, conducted in each jurisdiction necessary for purposes of the transactions contemplated by the Operative Documents, except where failure to so qualify would not have a material adverse effect on either Parent or Newco.

     (c) In the case of Toshiba, all the ownership interest in SENA is directly or indirectly owned and held by Toshiba, free and clear from all Liens (other than Permitted Liens).

     SECTION 5.02 AUTHORIZATION; NO CONFLICT. It has duly authorized, or will prior to the Closing duly authorize and ratify, by all necessary action, the execution, delivery and performance of each Operative Document to which it is specified to be a party, and in the case of the Members, each Operative Document to which Newco is specified to be a party; and its execution and delivery thereof, its consummation of the transactions contemplated thereby and its compliance therewith does not and will not (a) require any approval of its stockholders or members or any approval or consent of any trustee or holder of any of its Indebtedness or obligations, (b) contravene any Governmental Rule applicable to or binding on it or any of its properties if such contravention would have a material adverse effect on it or on its ability to perform any of its obligations under any Operative Document, (c) contravene or result in any breach of, or constitute any default, with or without the passage of time, the giving of notice or both, under its charter or by-laws, or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property or the property of Newco under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, non-compete agreement, license agreement, partnership or joint venture agreement or other material agreement or document to which it is a party or by which it or any of its properties is or is intended to be bound or by which the property of Newco is or is intended to be bound, (d) require any negotiation with, or notice to, any labor union or violate, or require any procedure to be followed under, any collective bargaining or other agreement with employees or (e) require any Governmental Action (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the construction and operation of Module II or expansion of DSC Module I), except, in each case described in clauses (a) through (e) above, such as have been duly obtained, made, taken or otherwise accomplished and which are in full force and effect. All consents and approvals of any Governmental Authority (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the construction and operation of Module II or expansion of DSC Module I) or other third Person necessary or advisable for such Parent and SENA to consummate in all material respects the transactions contemplated by the Operative Documents have been or will be obtained prior to Closing.

     SECTION 5.03 ENFORCEABILITY.

     (a) It has duly executed and delivered this Agreement and, upon the execution and delivery of this Agreement by the other parties hereto, this Agreement will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (b) As of the Closing Date, it will have duly executed and delivered each other Operative Document to which it is or is specified to be a party and, upon the execution and delivery of each such other Operative Document by each other party thereto, each such other Operative Document will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity). After giving effect to the Closing, it will not be in material default under or in respect of any Operative Document.

     SECTION 5.04 PROCEEDINGS. There are no actions, claims, investigations or proceedings pending, or to its knowledge threatened, by or before any Governmental Authority that, if adversely determined, would have a material adverse effect on such party, on the conduct of the business of Newco following the Closing as contemplated in the Operative Documents or on such party's ability to perform any of its material obligations under any Operative Document.

     SECTION 5.05 NO BROKER'S OR FINDER'S FEES. Neither it nor any of its Affiliates has incurred any liability for any broker's or finder's fees or commissions or similar payments in connection with any of the transactions contemplated by any Operative Document which will, directly or indirectly, become the responsibility of, or be borne by, Newco or the other Parent (or any of their respective Affiliates).

     SECTION 5.06 LITIGATION; DECREES. There are no lawsuits, arbitrations or other legal proceedings pending, or to its knowledge threatened, by or against or affecting it or any of its Affiliates or any of their respective properties that (i) are reasonably likely, based on information known to it as of the Closing Date, to have a material adverse effect on the conduct of the business of Newco following the Closing as contemplated by the Operative Documents or
(ii) relate to any of the transactions contemplated by the Operative Documents in a manner which is material to the ability of it to carry out the transactions contemplated hereby and in the other Operative Documents or which could have a material adverse effect on the conduct of the business of Newco following the Closing as contemplated in the Operative Documents.

     SECTION 5.07 COMPLIANCE WITH OTHER INSTRUMENTS. It is not in default in any material respect in the performance of any material obligation, agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound, and there is no such obligation, agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound, in each case which is reasonably likely to have a material adverse effect on the conduct of the business of Newco following the Closing as contemplated by the Operative Documents.

     SECTION 5.08 ENVIRONMENTAL STATUS OF DSC.

     (a) DEFINITIONS. For purposes of this Agreement, the following terms have the definitions ascribed below:

          (i) "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances, rules, regulations, enforceable standards in effect as of the Closing Date and all administrative or judicial orders or decrees issued regarding the Property and all permits, licenses, approvals applicable to the premises issued to Toshiba or DSC pertaining to the protection of the environment, water resources or human health or safety;

          (ii) "HAZARDOUS MATERIALS" shall mean any chemical, substance, waste or material included within the definitions of hazardous substances, hazardous materials, toxic substances or solid wastes under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as hazardous wastes, or as hazardous substances under Virginia state law, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any laws, including without limitation, any material, waste, substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a hazardous substance pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C.
     Section 1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), as amended; (v) flammable explosives;
     (vi) radioactive materials; or (vii) radon gas.

          (iii) "ENVIRONMENTAL DAMAGES" shall mean all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, which are foreseeable, including, without limitation:
     (x) damages for personal injury, or injury to property or natural resources occurring on or off the Property, including, without limitation, consequential damages, the cost of demolition and rebuilding, interest and penalties and claims brought by or on behalf of employees of Toshiba or DSC, with respect to which Toshiba or DSC waives any immunity to which it may be entitled under any industrial or workers' compensation laws;
     (y) reasonable fees incurred for the service of attorneys, consultants, contractors, experts, laboratories, the preparation of any feasibility studies or reports or the performance of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision; (z) liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with the items referenced in clauses (x) and (y) above.

          (iv) "RELEASE" shall mean any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, ground water or the environment of Hazardous Substances in quantities at or in excess of reportable quantities established by EPA or the Commonwealth of Virginia (including, without limitation, the abandonment or discarding of receptacles containing any Hazardous Substances).

          (v) "EPA" shall mean the U.S. Environmental Protection Agency and its predecessor or successor agencies.

          (vi) "PROPERTY" shall mean all real estate comprising DSC, as more particularly described in Exhibit A to the Environmental Indemnity Agreement.

          (vii) "FACILITIES" shall mean all Property, buildings and improvements comprising DSC.

     (b) ENVIRONMENTAL STATUS OF PROPERTY.

     Except as disclosed on Schedule 5.08(b), Toshiba represents and warrants that:

          (i) DSC has since its origination been and currently is in compliance with all Environmental Laws, except for such noncompliance as would require an expenditure of not more than $50,000 in remediation costs;

          (ii) During the period of DSC's control, the Facilities have been, and currently are, in compliance with Environmental Laws, except for such noncompliance as would require an expenditure of not more than $50,000 in remediation costs;

          (iii) DSC has obtained all permits and licenses required by Environmental Laws for the operation of the Facilities, and DSC is in compliance with such permits and licenses, except for such noncompliance as would require an expenditure of not more than $50,000 in remediation costs;

          (iv) Schedule 5.08(b)(iv) sets forth a list of all environmental reports and data provided to SanDisk by Toshiba, and such environmental reports and data fairly represent the environmental condition of the Property as currently known by Toshiba and DSC;

          (v) Schedule 5.08(b)(v) sets forth active, inactive, or abandoned underground storage tanks as defined by 42 U.S.C. ss. 6991, or above ground storage tanks, that currently exist or have ever existed at, on, in, beneath or under the Facilities;

          (vi) Neither Toshiba nor DSC have ever received any written notice of any noncompliance with any Environmental Laws by DSC regarding the ownership or operation of the Facilities;

          (vii) Neither Toshiba nor DSC have ever received any written notice or claim from any governmental agency or third party regarding any Environmental Damages related to DSC's ownership or operation of the Facilities; and

          (viii) Neither Toshiba nor DSC have knowledge of any conditions which currently exist or may have existed in the past which would be reasonably likely to provide the basis for claims against Toshiba, DSC or SanDisk regarding Environmental Damages.

     SECTION 5.09 PATENTS AND PROPRIETARY RIGHTS. Except as set forth in
SCHEDULE 5.09, to its knowledge, it owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, "INTELLECTUAL PROPERTY") necessary (i) to carry out its obligations under the Operative Documents and (ii) for the conduct of the business of Newco following the Closing as contemplated in the Operative Documents, without any conflict with or infringement of the rights of others, except as will not have a material adverse effect on either (i) or (ii) above. Except with respect to items referenced in Schedule 5.09, it has not received any communications alleging that its Intellectual Property violates, or by its entering into the transactions contemplated by the Operative Documents, would violate the Intellectual Property of any other person or entity, which violation could reasonably be expected to have a material adverse effect on either (i) or (ii) above.

     SECTION 5.10 COMPLIANCE WITH LAWS. It has complied and is complying in all material respects with all laws, statutes, permit requirements, licensing requirements, rules and regulations and judicial or administrative decisions, except where the failure to so comply would not have a material adverse effect on its ability to perform its obligations hereunder or under any other Operative Document or on the conduct of the business of Newco following the Closing as contemplated by the Operative Documents.

     SECTION 5.11 CERTAIN PAYMENTS. In connection with the transactions contemplated by the Operative Documents and the business of Newco following the Closing as contemplated by the Operative Documents, to its knowledge, it has not made or received, and no person either directly or indirectly on its behalf, has made or received any payment that violates the U.S. Foreign Corrupt Practices Act.

     SECTION 5.12 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon it or which could reasonably be expected to have the effect of prohibiting or significantly impairing any material business practice that could have a material adverse effect on its ability to perform its obligations under the Operative Documents or on the business of Newco following the Closing as contemplated by the Operative Documents.

     SECTION 5.13 DSC AGREEMENT. In the case of Toshiba, Toshiba has entered into a binding agreement with International Business Machines ("IBM") which provides, among other things, that IBM shall transfer its membership interest in DSC to Toshiba on or before December 31, 2000, and no notification (orally or in writing) has been given by IBM indicating either party is in breach of any material term thereof.

     SECTION 5.14 PATENT CROSS LICENSES. In the case of Toshiba, except as previously disclosed to SanDisk in writing, as of the Closing, there are no patent cross licenses between it and any third party that would require Newco to make any payment pursuant to Section 10 of the Amendment to Patent Cross License. In the case of SanDisk, as of the Closing, there are no patent cross licenses between it and any third party that would require Newco to make any payment pursuant to Section 8 of the Amendment to Patent Cross License.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.01 COVENANTS OF PARENTS. Each Parent agrees that:

     (a) PERFORMANCE OF OBLIGATIONS. It shall fully and faithfully carry out all its obligations under each Operative Document to which it is a party.

     (b) CONDUCT OF BUSINESSES. Until the Closing, it shall not, and shall not permit any of its Subsidiaries to, take any action or suffer any event or occurrence that would, or could be reasonably foreseen to, result in any of its (and in the case of Toshiba, SENA's) representations and warranties set forth herein becoming untrue at the Closing Date or in any of the conditions or covenants set forth herein to be satisfied by it (and in the case of Toshiba, by SENA) prior to or at the Closing not being so satisfied.

     (c) OWNERSHIP INTEREST. Except as otherwise expressly permitted by Article IX, X or XI of the Operating Agreement, it shall not transfer or permit any Affiliate (including, in the case of Toshiba, SENA) directly to transfer to any party any Membership Interest in Newco (including, in the case of Toshiba, any interest in SENA or in any other Subsidiary through which it then beneficially owns its interest in Newco), without the consent of the Member not requesting such Transfer.

     SECTION 6.02 FURTHER ASSURANCES. Following the execution and delivery of this Agreement and prior to the Closing, each party shall, and shall cause its Subsidiaries to (and, in the case of each Member, at the Closing shall cause Newco to), take all reasonable actions necessary or appropriate to effectuate the transactions contemplated hereby and to ensure that the conditions to Closing set forth herein required to be satisfied by it (or Newco) are satisfied reasonably promptly following such execution and delivery, and to obtain (and cooperate with the other parties in obtaining) any Governmental Action or third party consent required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement; PROVIDED, THAT no Burdensome Condition shall exist with respect to such party or any of its Affiliates in connection therewith.

     SECTION 6.03 PUBLIC ANNOUNCEMENTS.

     (a) Prior to the Closing, the parties shall not, and shall not permit any of their respective Affiliates to, without the prior written consent of the other parties, which consent shall not be unreasonably withheld, issue any press release or make any public announcement with respect to any Operative Document or the transactions contemplated hereby or thereby or publicly file all or any part of any Operative Document or any description thereof except as required by any Governmental Rule or as necessary to secure any Governmental Action.

     (b) At or following the Closing, neither Parent shall, and neither Parent shall permit any of its Affiliates to, without the prior written consent of the other Parent:

          (i) issue any public release, announcement or other document, or otherwise publicly disclose any information or make any public statement, concerning the operations of Newco or that refers to the other Parent or any of its Affiliates in connection therewith (other than a general reference to affiliation with Newco ) that (A) concerns the financial condition or results of operations of Newco other than as required by any Governmental Rule, GAAP or GAAS, with respect to the financial disclosure obligations of either Parent or SENA or (B) disparages either Parent or Newco's performance or reflects negatively on either Parent's commitment to Newco; or

          (ii) other than as may be required in connection with filings required to be made with Governmental Authorities with respect to the Closing pursuant to the HSR Act and the Japanese Foreign Exchange and Foreign Trade Law and related regulations (A) publicly file all or any part of any Operative Document or any description thereof or (B) issue or otherwise make publicly available any press release, announcement or other document that contains confidential information belonging to the other Parent (or its Affiliates) or Newco, except as may be required by any applicable Governmental Rule, in which case such Parent shall (or shall cause the Person required to make such filing to) cooperate with the other Parent, to the extent reasonable and practicable, in obtaining any confidential treatment for such filing requested by the other Parent.

          (iii) Except as required above, the Parents agree that they will endeavor to cooperate to assure that any press releases and announcements be approved by the appropriate representatives of each Parent. Each Parent agrees to use commercially reasonable efforts to give any approval required under this Section 6.03, or to indicate that such approval will not be given, within five (5) days of written request by the other Parent; PROVIDED, HOWEVER, a Parent's failure to respond within said time period shall not be deemed to constitute such Parent's approval or consent.

     SECTION 6.04 EXPENSES. Whether or not the transactions contemplated by the Operative Documents shall be consummated, each party shall bear its own expenses in connection with the negotiation, execution and delivery of such Operative Documents.

     SECTION 6.05 TOSHIBA UNDERTAKING AS TO SENA OBLIGATIONS. Toshiba agrees that it shall cause all covenants, conditions and agreements to be performed, observed or satisfied by SENA expressly set forth in the Operating Agreement and this Agreement to be fully and faithfully observed, performed and satisfied by SENA, and shall not cause or permit to exist (i) an Event of Default with respect to SENA or (ii) except as otherwise permitted pursuant to the

Operating Agreement, any event of dissolution of Newco caused by SENA. Nothing in Section 6.01(Covenants of Parents) or in this Section shall be construed to create any right in any Person other than a Parent or the Members.

     SECTION 6.06 GOVERNMENTAL INCENTIVES. The Parents shall have joint responsibility for seeking the local Manassas, Virginia and Commonwealth of Virginia approvals of any governmental benefits in connection with the manufacturing of the Products at the DSC facility.

     SECTION 6.07 FURTHER ASSURANCES. Each party hereto, at the reasonable request of any other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable to effect the consummation of the transactions contemplated hereby.

     SECTION 6.08 CONTINUITY AND MAINTENANCE OF OPERATIONS. During the period from the date of this Agreement through termination of this Agreement, each party agrees to use all reasonable efforts consistent with past practice and policies to (i) preserve intact in all material respects its present business operations, (ii) keep available the services of its key employees as a group, and (iii) preserve its relationships with suppliers, licensors, licensees, and others having business relationships with it, each to the extent necessary to allow it to perform its obligations under the Operative Documents and to allow Newco to conduct its businesses as contemplated in the Initial Business Plan and any subsequently approved Business Plans.

     SECTION 6.09 CERTAIN DELIVERIES AND NOTICES. Each party agrees to promptly inform in writing the other parties hereto of (i) any event or occurrences which could be reasonably expected to have a material adverse effect on its ability to perform its obligations under the Operative Documents or the ability of Newco to conduct its business as contemplated in the Initial Business Plan, or (ii) any breach or failure to satisfy any condition or covenant contained herein or in any other Operative Document by such party.

                                  ARTICLE VII

             COVENANTS CONCERNING NAND FLASH MEMORY PRODUCT BUSINESS

     SECTION 7.01 TECHNOLOGY TRANSFER.

     (a) Toshiba shall use all reasonable efforts to develop, and, in exchange for the payments made by SanDisk under the Common R&D Agreement, upon successful
development of 0.21, 0.16, 0.13           *           micron process
technology applicable to the manufacturing and testing of NAND Flash Memory Products ("NAND PROCESS TECHNOLOGY") that can be implemented in a commercially viable manner, Toshiba shall deliver such technology and all improvements
thereto            *             developed by Toshiba during the term of the
Common R&D Agreement, to each of the DSC and Yokkaichi foundry facilities and such other manufacturing facilities as may hereafter be agreed upon by the Parents. Timing of the delivery of technology transfers shall be based on, among other things, available capacity and shall be in accordance with the decision to be made from time to time by the Management Committee. The

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parties intend that the Yokkaichi and DSC facilities should run the same technologies in similar time frames.

     (b) Whenever a technology transfer is required hereunder, Toshiba shall deliver such level of NAND Process Technology to the applicable manufacturing facility as would be normal practice by the Toshiba Semiconductor Company whenever it transfers a technology to a new manufacturing facility or transfers a new or advanced technology to an existing manufacturing facility in order to achieve successful implementation of the newly transferred technology.

     (c) A technology transfer hereunder shall be deemed complete when the transferred technology passes a reasonable qualification procedure to be mutually agreed upon by Toshiba and SanDisk.

     (d) Following the Closing, Toshiba shall use its best efforts to assist DSC in achieving the same productivity in the manufacturing of Products as achieved at the Yokkaichi facility. However, the parties understand and agree that Toshiba does not warrant that the DSC facility will be able to manufacture the same quality and yield as experienced at the Yokkaichi facility.

     (e) The costs of all technology transfers described in this Section 7.01 shall be borne by Toshiba or by DSC as set forth in SCHEDULE 7.01, and such expenses to be borne by DSC shall be included in Start-Up Costs as defined in
Section 7.02.

     SECTION 7.02 START-UP SERVICES AT MODULE II.

     (a) During the Start-Up Period (as hereinafter defined), various activities will be undertaken with the intent to prepare Module II for wafers in, and during such period, equipment will be set up, modified and processes refined to achieve reasonable manufacturing yield and overall quality (such activities, the "START-UP SERVICES"). The costs of the Start-Up Services (the "START-UP COSTS") shall be DSC's actual expenses for operations together with an allocation (approved by the Parents) of common indirect costs incurred during the Start-Up Period, and shall include, but are not limited to, personnel costs, material costs, Module II occupancy costs and other operating expenses. Start-Up Costs shall expressly exclude claims, damages or liabilities indemnified under the Environmental Indemnity Agreement. The "START-UP PERIOD" shall mean the period commencing on the execution of this Agreement and ending on the Production Wafer Start Date. The "PRODUCTION WAFER START DATE" shall mean the date of the start of the first production wafers in Module II, such date to be determined by mutual agreement of the Management Committee. The parties intend that the Production Wafer Start Date shall occur on or about the end of the first quarter of 2001.

     (b) The parties recognize the risks and uncertainties inherent in building a new manufacturing facility and transferring a prototypical, advanced, never-before-commercialized, 0.16 micron NAND manufacturing process that is intended to incorporate multi-level cell technology, an unproven and untested technology in NAND format. Given the uncertainty of (i) successfully implementing such technology at Module II, (ii) Module II being capable of producing NAND Flash Memory Products at commercially viable costs, and (iii) such

NAND Flash Memory Products being competitive and accepted in the marketplace
          *          .

     (c) Toshiba will (and will ensure that DSC will also) keep internal records of all Start-Up Costs.

     SECTION 7.03 EXPANDED CAPACITY.

     (a) Toshiba and SanDisk intend to meet demand for increased capacity by equally investing in, and jointly building (except for the expansion of the Yokkaichi facility, unless otherwise agreed upon by Toshiba and SanDisk ), and sharing, on equal or substantially equal terms, equal amounts of new capacity for NAND Flash Memory Products. SCHEDULE 7.03(A) sets forth a list in order of priority of expanding the manufacturing capacity of NAND Flash Memory Products. Initially, Toshiba shall be allocated NAND Flash Memory Product capacity of
          *           L/M and SanDisk shall be allocated NAND Flash Memory
Product manufacturing capacity of           *           L/M at the Yokkaichi
facility. Module II shall be constructed with a targeted maximum manufacturing
capacity for NAND Flash Memory Products of           *           L/M, to be
allocated to Toshiba and SanDisk on an equal basis. Toshiba shall have the right, in its sole discretion, to expand the manufacturing capacity for NAND Flash Memory Products of the Yokkaichi facility, by up to a maximum of
          *           L/M; PROVIDED, THAT, SanDisk shall have the right to
have allocated up to           *           of any such expanded capacity so
long as SanDisk commits to load such additional capacity for six (6) months, and provided, further, that Toshiba may, in its sole discretion, decrease the manufacturing capacity of the Yokkaichi facility, subject to Section 8.02(b).

     (b) Once Module II has achieved NAND Flash Memory Products manufacturing
capacity of           *           L/M, and after such time as the Yokkaichi
facility has achieved NAND Flash Memory Products manufacturing capacity of
          * L/M, the Management Committee will determine whether to convert all or a portion of DSC Module I to the production of NAND Flash Memory Products at a targeted maximum capacity to be determined by the Management
Committee, not to exceed           *           L/M, or whether to establish
another facility with capacity to manufacture NAND Memory Products at a targeted capacity to be determined by the Management Committee, not to exceed
* L/M. SanDisk shall have the option to commit to an allocation of such converted capacity to manufacture NAND Flash Memory Products, up to a
maximum of           *           L/M. In considering the conversion of DSC
Module I, the Management Committee will discuss the possible sale of a fifty percent interest in DSC Module I to SanDisk. Notwithstanding the foregoing, SanDisk's purchase of the DSC Module I interest is not a condition to the conversion of DSC Module I to manufacturing NAND Flash Memory Products; PROVIDED, THAT, if no DSC Module I interest is purchased by SanDisk, SanDisk acknowledges that SanDisk's purchase price for such NAND Flash Memory Products manufactured at DSC Module I may not be equal to that for Toshiba.

     (c) Until (i) the Yokkaichi facility has achieved the expansion of its manufacturing capacity for NAND Flash Memory Products, if any, determined by Toshiba in accordance with Section 7.03(a), (ii) Module II has achieved a NAND
Flash Memory Product manufacturing capacity of           *           L/M, and
(iii) either DSC Module I has converted all or

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a portion of its capacity to the production of NAND Flash Memory Products and
DSC Module I has achieved a capacity to manufacture NAND Flash Memory Products in an amount determined by the Management Committee (not to exceed a targeted
maximum capacity of            *            L/M) or the parties have
established another facility with a capacity to manufacture NAND Flash Memory Products in an amount determined by the Management Committee (not to exceed a
targeted maximum capacity of            *            L/M), the Parties shall
not make or cause to be made any other increases in the manufacturing capacity for NAND Flash Memory Products. After the capacity expansions in the clauses
(i), (ii) and (iii) of the preceding sentence have been achieved, either Parent shall have the one-time option to expand its capacity to manufacture NAND Flash Memory Products; PROVIDED, THAT, in no event shall such Parent's capacity exceed 60% of the total combined committed capacity to manufacture NAND Flash Memory Products, after giving effect to such additional expansion.

     (d) After the capacity expansions described in Section 7.03(a), (b) and
(c), any additional capacity expansion shall be determined by the Management Committee and shall be made jointly by the Parents on an equal basis.

     (e) All NAND Flash Memory Products will be obtained by the Parents or for the Parents through their Affiliates from Newco, except that each Parent may
obtain, directly or indirectly, a combined total of up to            *
           L/M of NAND Flash Memory Products produced at the Yokkaichi facility, which shall be obtained according to agreed upon allocations in accordance with this Section. Notwithstanding the foregoing, all orders for NAND Flash Memory Products not ordered through Newco shall be reported to Newco on a quarterly basis.

     (f) If the Parents mutually agree to secure external manufacturing sources other than DSC and Yokkaichi through joint investment or investment by either Parent in accordance with this Section, Newco and Toshiba will jointly transfer the applicable manufacturing technology and know-how to such source. Newco will conduct all negotiations with the external manufacturing source; PROVIDED, however, that the terms and conditions of any agreement shall be subject to prior consultation with and the approval of Toshiba. Toshiba and SanDisk may purchase NAND Flash Memory Products manufactured at an external source only from Newco. In connection with any technology transfer to an external source, Toshiba will be reimbursed its mutually agreed transfer costs for assisting in the transfer of manufacturing technology and know-how. If the new capacity secured at the external manufacturing source is requested by only one of the Members, such Member will pay the transfer costs and be entitled to purchase the full output of NAND Flash Memory Products purchased by Newco from the external manufacturing source. If both Members request the new external capacity, then Newco will pay the transfer costs to Toshiba. Neither Toshiba nor the Members have the right to grant manufacturing licenses to an external manufacturing source or to disclose or transfer to any external manufacturing source manufacturing know-how related to the manufacture of NAND Flash Memory Products, except through Newco.

     SECTION 7.04 CAPACITY SHARING ARRANGEMENT.

     (a) Each of the Members through Newco will have the right and obligation to utilize 50% of Module II's manufacturing capacity based on a measure of equivalent wafer starts per day with the equivalency being weighed based on the process complexity factors (as

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calculated by a formula to be mutually determined by the Parents) of the
Products being produced for such Members. Where the Members purchase the same output volume (up to and including 50% of the DSC Target Capacity) for equivalent NAND Flash Memory Products supplied by Newco, the Members will pay the same purchase price per die or packaged unit. If a Member is unable to utilize 50% of the U.S. Foundry Parties' manufacturing capacity for NAND Flash Memory Products, such Member may contract with Newco to utilize its surplus capacity to manufacture such Member's proprietary products, including but not limited to controllers or Flash Memory products that are not NAND Flash Memory Products, PROVIDED, THAT, such Member installs the necessary process technology and bears all incremental costs (measured as incremental costs above DSC Cost at the then-current DSC maximum capacity) associated with the adverse impact on the manufacture of NAND Flash Memory Products. If either Member is unable to use its allocated capacity, the Members may negotiate the terms of a transfer of such capacity shortfall to the Member not experiencing such shortfall. To the extent that a Member is not able to utilize excess capacity or transfer such capacity to the other Member, the Member experiencing such shortfall will bear the incremental cost increase to the Member not experiencing a shortfall (or pay to Newco an under-utilization fee in accordance with a formula to be mutually determined by the parties).

     (b) Each Member may use a portion of its total allocated capacity to cause to be manufactured (in the case of SanDisk, at DSC) NAND Flash Memory Products which are proprietary to that Member ("PROPRIETARY NAND FLASH MEMORY PRODUCTS") and which need not be shared with the other Member. Any adverse incremental costs (measured as incremental costs above DSC Cost at the then-current DSC maximum capacity) associated with the manufacture and production of such Proprietary NAND Flash Memory will be borne by the initiating Member. Each Member shall give the other Member at least ninety (90) days advance written notice of its intention to use a portion of its allocated capacity to manufacture Proprietary NAND Flash Memory Products and the parties shall refer the matter to the Steering Committee for consultation and planning, with the intention to minimize the impact of such allocation. Such notifying Member will limit the output volume of such Proprietary NAND Flash Memory Products to one-third (1/3) of such Member's total allocated output unless it receives the consent of the other Member to an increase in such output volume above such limit.

     (c) Each Parent (the "ORIGINATING PARENT") shall inform the other (the "NON-ORIGINATING PARENT") of the development plans by the Originating Parent to develop NAND Flash Memory Products or NAND Flash Memory-related controllers, and the Originating Parent and the Non-Originating Parent shall each refer such matter to the Coordinating Committee. If the Coordinating Committee unanimously decides that such planned development shall be undertaken jointly, then the cost of such joint development shall be borne by each Parent in accordance with the Product Development Agreement, and the NAND Flash Memory Products manufactured following such joint development shall be considered non-Proprietary NAND Flash Memory Products for purposes of Section 7.04(b) above; PROVIDED, THAT, the NAND Flash Memory Products set forth in Exhibit A to the Products Development Agreement shall be deemed to be non-Proprietary NAND Flash Memory Products without any action by the Coordinating Committee. Subject to the foregoing, if the Coordinating Committee does not unanimously decide that such planned development shall be undertaken jointly, then the Originating Parent may, at its sole discretion, either (i) transfer to the Non-Originating Parent the technology, including the items in Exhibit C to the Product Development Agreement relating to such technology, used to manufacture such NAND Flash Memory Products on a royalty-free basis, whereupon such NAND Flash Memory Products shall be considered non-Proprietary NAND Flash Memory Products, or (ii) treat such NAND Flash Memory Products as Proprietary NAND Flash Memory Products for purposes of
Section 7.04(b) above. In the event the Originating Party elects to treat any NAND Flash Memory Products as Proprietary NAND Flash Memory Products in accordance with the preceding sentence, but thereafter the Coordinating Committee unanimously determines that such Proprietary NAND Flash Memory Products should be developed jointly, the Originating Party may transfer to the other Parent the technology used to manufacture such NAND Flash Memory Products on reasonable terms and conditions to be mutually agreed upon by the parties, whereupon such Proprietary NAND Flash Memory Products shall be treated as non-Proprietary NAND Flash Memory Products.

     (d) Each Member may use a portion of its total allocated capacity to cause to be manufactured at DSC or any other facility (other than Yokkaichi) controllers, including NAND Flash Memory-related controllers, and non-NAND Flash Memory-related products which are proprietary to that Member and which need not be shared with the other Member. Any adverse incremental costs (measured as incremental costs above DSC Cost at the then-current DSC maximum capacity) associated with the manufacture and production of such proprietary designs will be borne by the initiating Member. Each Member shall give the other Member at least ninety (90) days advance written notice of its intention to use a portion of its allocated capacity to manufacture such proprietary products, and the parties shall refer the matter to the Steering Committee for consultation and planning, with the intention to minimize the impact of such allocation.

     SECTION 7.05 CREATION OF MANAGEMENT COMMITTEE. Immediately after the Closing, the Members shall establish a management committee (the "MANAGEMENT COMMITTEE") to manage the objectives of Newco set forth in the Operating Agreement and certain affairs of Newco.

     (a) AUTHORITY. The Management Committee shall have the authority to (i) advise Newco with respect to policy and operating matters common to both companies as well as on such other matters as Newco may decide to refer to the Management Committee from time to time, (ii) preside over and pass upon any disputes regarding operational matters (but not with respect to alleged breaches of contractual obligations under the Operative Documents) that may arise and cannot be resolved by Newco, in accordance with Section 10.03 (Dispute Resolution), and (iii) take the actions specified to be taken by the Management Committee in this Section and in Sections 7.01 (Technology Transfer), 7.03 (Expanded Capacity) and 10.03 (Dispute Resolution).

     (b) MEMBERS OF THE MANAGEMENT COMMITTEE; VOTING; ETC. (i) The Management Committee shall consist of six members (the "COMMITTEE REPRESENTATIVES"), three of whom shall be appointed by Toshiba, and three of whom shall be appointed by SanDisk (for such purpose, each of Toshiba and SanDisk is referred to in this Section as an "APPOINTING PARTY"). Each Appointing Party shall be entitled to appoint an alternate Committee Representative to serve in the place of any Committee Representative appointed by such Appointing Party should any such Committee Representative be unable to attend a meeting.

          (ii) Each Committee Representative or alternate Committee Representative shall serve at the pleasure of the designating Appointing Party and may be removed as such, with or without cause, and his successor designated, by the designating Appointing Party. Each Appointing Party shall have the right to designate a replacement Committee Representative in the event of any vacancy among such Appointing Party's appointees.

          (iii) Each Appointing Party shall bear any cost and expense incurred by any Committee Representative or alternate Committee Representative designated by such Appointing Party to serve on the Management Committee, and no Committee Representative or alternate Committee Representative shall be entitled to compensation from Newco for serving in such capacity.

          (iv) Each Appointing Party shall notify the other Appointing Party and Newco of the name, business address and business telephone and facsimile numbers of each Committee Representative and each alternate Committee Representative that such Appointing Party has appointed to the Management Committee. Each Appointing Party shall promptly notify the other Appointing Party and Newco of any change in such Appointing Party's appointments or of any change in any such address or number.

          (v) For purposes of any approval or action taken by the Management Committee, each Committee Representative shall have one vote. All of the votes eligible to be cast at any meeting shall be required for purposes of approving any action to be taken by the Management Committee at such meeting.

          (vi) At any meeting of the Management Committee, a Committee Representative, in the absence of one or more other Committee Representatives appointed by the same Appointing Party or an alternate Committee Representative, may cast the vote such absent Committee Representatives would otherwise be entitled to cast.

          (vii) The quorum necessary for any meeting of the Management Committee shall be those Committee Representatives entitled to cast all of the votes held by the members of the Management Committee. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under Section 7.05(c) (Meetings, Notice, etc.), unless the Committee Representative or Committee Representatives as to whom such notice was not properly given attend(s) such meeting without protesting the lack of notice or duly execute(s) and deliver(s) a written waiver of notice or a written consent to the holding of such meeting.

          (viii) Each appointment by an Appointing Party to the Management Committee shall remain in effect until the Appointing Party making such appointment notifies the other Appointing Party and Newco in writing of a change in such appointment. The resignation or removal of a Committee Representative shall not invalidate any act of such Committee Representative taken before the giving of such written notice of the removal or resignation of such Committee Representative (or alternate Committee Representative).

     (c) MEETINGS, NOTICE, ETC.

          (i) Meetings of the Management Committee shall be held at such location or locations as may be selected by the Management Committee from time to time.

          (ii) Regular meetings of the Management Committee shall be held on such dates and at such times as shall be determined by the Management Committee and shall be held on a bi-annual basis or such other period as agreed upon by the parties.

          (iii) Notice of any regular meeting or special meeting pursuant to
Section 7.05(c)(iv) shall be given to each Committee Representative at least ten
(10) Business Days prior to such meeting in the case of a meeting in person or at least five (5) Business Days prior to such meeting in the case of a meeting by conference telephone or similar communications equipment pursuant to Section 7.05(c)(vi), which notice shall state the purpose or purposes for which such meeting is being called and include any supporting documentation relating to any action to be taken at such meeting.

          (iv) Special meetings of the Management Committee may be called by any Committee Representative by notice given in accordance with the notice requirements set forth in this Section 7.05, which notice shall state in reasonable detail the purpose or purposes for which such meeting is being called; provided, that, the Committee Representatives appointed by the Appointing Party that is not represented by the Committee Representative calling such special meeting shall be entitled to in good faith select a convenient location for the meeting and to suggest an alternative time or times if the designated time is not convenient for them. No action may be taken and no business may be transacted at such special meeting which is not identified in such notice unless (A) such action or business is incidental to the action or business for which the special meeting is called or (B) such action or business does not materially adversely affect Toshiba, SENA, SanDisk or Newco. Minutes of each Management Committee meeting shall be sent by facsimile to all Committee Representatives within ten (10) Business Days after such meeting. Material to be presented at any Management Committee meeting shall be sent by facsimile or delivered in hard copy to all Committee Representatives together with the notice described in Section 7.05(c)(iii).

          (v) The actions taken by the Management Committee at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, any Committee Representative as to whom it was improperly held duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting; provided, however, any Committee Representative who is present at a meeting and does not protest the failure of notice shall be deemed to have received adequate notice thereof. A vote of the Management Committee may be taken only either in a meeting of the members thereof duly called and held or by the execution by the Committee Representatives eligible to cast all the votes on the Management Committee without a meeting of a consent setting forth the action so taken, and identified as a consent of the Committee Representatives pursuant to this Section.

          (vi) Upon the consent of all Committee Representatives, a meeting of the Management Committee may be held by conference telephone or similar communications equipment by means of which all Committee Representatives participating in the meeting can be heard by all other participants, provided, that, such communications equipment continues to be operational throughout the meeting. Any Committee Representative may elect to participate in a meeting by conference telephone or similar communications equipment upon sufficient advance notice to permit arrangements therefor to be made. At any meeting, the Management Committee shall consider (A) any items added to the Management Committee agenda for discussion by Toshiba, SENA or SanDisk and (B) such other matters as the Management Committee decides to review.

     (d) The Management Committee shall, from time to time, elect one of its members to preside at its meetings, which presiding member shall alternate annually if requested by either Parent. The Management Committee may establish reasonable rules and regulations to (A) require officers to call meetings and perform other administrative duties, (B) limit the number and participation of observers, if any, and require them to observe confidentiality obligations and
(C) otherwise provide for the keeping and distribution of minutes and other internal Management Committee governance matters not inconsistent with the terms of this Agreement.

     SECTION 7.06 CREATION OF DSC NAND STEERING COMMITTEE. Immediately following the Closing, Toshiba, SanDisk and DSC shall form a DSC NAND Steering Committee (the "STEERING COMMITTEE") comprised of two senior individuals from each of Toshiba and SanDisk and three senior individuals from DSC. Each of Toshiba, SanDisk and DSC shall be responsible for appointing their designated members to the Steering Committee. One individual shall be appointed to chair the Steering Committee, on alternating one-year terms, if requested by any of Toshiba, SanDisk or DSC. The Steering Committee shall be responsible for (i) measuring DSC's performance against plan, (ii) developing performance based incentive plans for consideration by Newco's Operating Committee, (iii) drafting annual Business Plans for consideration by Newco's Operating Committee and DSC's Operating Committee, and (iv) advising DSC's management. Toshiba shall insure that the Steering Committee shall have (a) access on a regular basis to DSC financial information relating to NAND operations, (b) access to the portion of the DSC management meetings during which NAND operations are reviewed, and (c) beginning in January 2001 (after the closing contemplated under the agreement between Toshiba and IBM referred to in Section 5.13), access to the portion of the DSC Operating Committee meetings during which NAND operations are reviewed. The Steering Committee shall meet monthly or at such other times as decided by a unanimous decision of the Steering Committee. The Steering Committee shall report from time to time to the Operating Committee of Newco. Information learned by the members of the Steering Committee may be shared with other individuals within their member companies, on a need-to-know basis.

     SECTION 7.07 PERSONNEL.

     (a) Subject to the terms and conditions of this Section, each Parent may assign to Newco, as Seconded Employees, employees whom such Parent believes are capable of performing the assignment and likely to contribute to the success of Newco and to have a positive impact on Newco's business environment. Any liabilities in respect of the employment of Seconded Employees for periods prior to the commencement or following the termination of their assignment to Newco shall be retained by the relevant Parent (or Subsidiary) that assigned such Seconded Employee to the Company.

     (b) Toshiba and SanDisk agree that it is in the best interests of Newco to attract capable and qualified potential employees to work at Newco. Newco's management will decide what type of promotional activities and personal incentives are desirable to help achieve this goal and shall be responsible for hiring decisions.

     (c) The parties hereby agree that, during their period of assignment to Newco, all Seconded Employees are expected to devote their best efforts to promote the interests and success of Newco and to perform their work for Newco in good faith under the direction of management of Newco. Toshiba and SanDisk each agrees to encourage Seconded Employees assigned to Newco to be dedicated to the best interests and success of Newco.

     (d) Toshiba and SanDisk will mutually agree on the total number and cost of Seconded Employees assigned to Newco at any time. Newco shall reimburse (from profits retained by Newco) the Parent that assigned a Seconded Employee for the salaries, employment-related Taxes and customary and reasonable additional expenses of such Seconded Employee associated with the temporary nature of such Seconded Employee's duties; PROVIDED, THAT, such additional expense must be approved in advance by the Members, and PROVIDED, FURTHER, that the costs and expenses associated with any stock-based compensation (including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights) provided to such Seconded Employees shall be borne solely by the assigning Parent. These costs will be reflected in the Business Plans. Newco shall also bear the cost of standard benefits of each Seconded Employee during the period such Seconded Employee is assigned to Newco, such benefits to be consistent in amount and scope with the benefits provided such Seconded Employee by the assigning Parent prior to such assignment. Newco shall bear such costs either by providing such benefits directly to the Seconded Employee or by reimbursing the assigning Parent; PROVIDED, HOWEVER, that without the approval of the Operating Committee, the total cost of salaries plus all benefits, including without limitation, hiring expenses and relocation expenses, for Seconded Employees assigned by either Member may not exceed, as an average or in the aggregate for all such Seconded Employees assigned by such Member, the applicable maximum amount reflected therefor in the then-current Business Plan.

     (e) Newco shall be responsible for paying any expenses associated with hiring its employees, including moving and living expenses and signing bonuses, subject to approval of the Operating Committee after the Closing.

     SECTION 7.08 NON-SOLICITATION OF EMPLOYEES. So long as the business of Newco is being continued, each Parent (and each of its respective Affiliates) shall not, without the prior written consent of the other Parent, directly recruit or solicit any employee or officer of Newco (other than a Seconded Employee of such Parent or one of its Affiliates) to leave his or her employment with Newco prior to the period ending twenty-four (24) months after the termination of this Agreement; PROVIDED, HOWEVER, that placement of employment advertisements or other general solicitation for employees not specifically targeted to the employees or officers of Newco shall not be deemed to constitute direct recruitment. In the event of the dissolution and upon the liquidation of Newco, either Parent (or any Affiliate of either Parent) may solicit any employee or former employee of Newco, but neither Parent (nor any of its Affiliates) shall be required to employ any such Person. In the event that the Membership Interest of one of the Members is purchased by the other Member or by the designee of the other Member, the parties shall reach agreement on a reasonable transition plan of up to six months in connection with the services provided to Newco by Seconded Employees.

     SECTION 7.09 EXTERNAL FINANCING; ADDITIONAL EQUIPMENT.

       (a) Funding in excess of capital contributions required pursuant to
Section 6.01(Capital Contributions) of the Operating Agreement (but not to exceed US $500 million without the written consent of each Parent) will be obtained by Newco through loans, equipment leasing transactions and other methods of financing agreed by the Members. The types and amount of funding will continue to be evaluated until the time the financing is required and will be based on, among other things, asset lives, lease terms and cost of capital.
The funding obligations of the Parents shall be several and not joint, unless otherwise specifically agreed to in writing by both Parents. It is the intent of each of the Parents that such obligations be incurred in proportion to their respective Percentages. The Parents shall provide several but not joint guarantees of institutional Indebtedness in proportion to their Membership Interest if such guarantees are required by third parties from which Newco will obtain such funding or if such guarantees would substantially reduce the interest rate applicable to such Indebtedness. The actual cost of, and liabilities arising from, each such guarantee shall be borne by the Parent that provides such guarantee or shared proportionately in the event the Parents have agreed in writing to make such guarantee jointly. In no event shall the Parents be obligated to provide any joint and several guarantees to third parties or otherwise be liable to any third party on a joint and several basis. If either Parent is unable to provide guarantees for any Indebtedness of Newco for any reason whatsoever, such Parent (or its Affiliates) shall make loans to Newco; PROVIDED, THAT the interest rate for such loans shall not exceed competitive interest rates denominated in U.S. dollars.

     (b) It is anticipated that a definitive list of the specific equipment to be owned by Newco will not be completed by the Closing. Immediately after the Closing, the Steering Committee shall establish the process and mechanism for obtaining such equipment. Such process and mechanism shall include procedures for obtaining equipment pursuant to arms-length negotiations on the most favorable terms and conditions available.

     SECTION 7.10 OTHER ACTIVITIES. During the term of this Agreement, neither Parent nor any of their respective Affiliates shall: (i) fabricate NAND Flash Memory Integrated Circuits at any location other than Yokkaichi, DSC Module I, Module II or any other fabrication facility agreed upon by the parties; (ii) have any third party fabricate NAND Flash Memory Integrated Circuits; or (iii) have any right to fabricate NAND Flash Memory Integrated Circuits beyond the capacity as limited pursuant to Article VII, as such capacity limitations may be amended from time to time in accordance with Article VII. For the avoidance of doubt, nothing contained in the foregoing shall restrict the parties from engaging in any other activities, including, without limitation, (i) designing any NAND Flash Memory Product; (ii) selling any NAND Flash Memory Product to any customer; (iii) entering into any equipment purchase or material supply agreements; or (iv) entering into any patent licensing arrangement, and nothing in the foregoing shall restrict Toshiba from installing any manufacturing line in Yokkaichi (subject to the capacity limitations set forth in Article VII, as such capacity limitations may be amended from time to time in accordance with Article VII). For purposes of this Section, "NAND FLASH MEMORY INTEGRATED CIRCUITS" shall mean ICs included in the definition of NAND Flash Memory Products pursuant to Section 2.02.

     SECTION 7.11 PROTECTION OF INTELLECTUAL PROPERTY. Both Parents share the common recognition that it is important for the success of the NAND Flash Memory Products business to promote the adoption of such Products with a wide variety of customers and applications, whether for card use or non-card use, and with such recognition, Toshiba and SanDisk will each use reasonable efforts to protect and enhance the value of NAND Flash Memory Products. Further, where feasible, each Parent shall share with Newco internally prepared analyses of competitive products prepared by either Parent so as to allow Newco to respond to such information and remain competitive in the marketplace; PROVIDED, THAT neither Parent warrants as to the accuracy or completeness of any such analysis so provided.

                                  ARTICLE VIII

                                OTHER AGREEMENTS

     In addition to this Agreement, the parties will enter into or cause to be entered into the following agreements (it being understood that the descriptions of the following agreements are for reference purposes only, and the fact that all provisions of said agreements are not included in the following summary descriptions is not significant to the parties):

     SECTION 8.01 DSC FOUNDRY AGREEMENT. Newco and DSC (the "U.S. FOUNDRY PARTIES") shall enter into a foundry agreement (the "DSC FOUNDRY AGREEMENT") as soon as practicable after the closing contemplated under the agreement between Toshiba and IBM referred to in Section 5.13, but in no event later than Production Wafer Start Date. At such time as the DSC Foundry Agreement is executed, it shall be deemed an Operative Document hereunder. The DSC Foundry Agreement shall provide for ordering procedures, prices, delivery, cost reporting and other specific terms and conditions for the manufacture by DSC and supply to Newco of NAND Flash Memory Products, which shall be consistent with the following basic terms:

     (a) FACILITIES, EQUIPMENT AND RAW MATERIALS. The manufacturing facilities will be located at Module II of the DSC facility located in the Commonwealth of Virginia ("MODULE II"). Newco will lease or sublease certain NAND manufacturing equipment to DSC to be used in the manufacture of NAND Flash Memory Products at Module II. Certain equipment owned by DSC will also be made available for the manufacture of NAND Flash Memory Products; provided, that the depreciation and related costs thereof shall be shared by Newco. DSC will be responsible for obtaining the raw materials to be used in the manufacture of NAND Flash Memory Products.

     (b) PRODUCTION. DSC will manufacture Products for Newco ordered by SENA and SanDisk under the terms and conditions of the Purchase and Supply Agreement. The U.S.

Foundry Parties will operate with the goal of commencing wafer out production in August 2001. The U.S. Foundry Parties will use their best efforts to achieve a
manufacturing capacity at Module II of            *            L/M for 0.16
microns (the "DSC TARGET CAPACITY"). The Steering Committee shall create a performance-based incentive plan for DSC to promote improvement in its
productivity levels in an aggregate amount for any year of up to            *
           of DSC Cost (as hereinafter defined) for such year. Wafers will be sorted between SanDisk and Toshiba such that aggregate yield losses will be shared on an equal basis.

     (c) OPERATING RELATIONSHIP. DSC shall provide all employees necessary for the manufacturing of the Products at Module II.

     (d) CONSIDERATION TO BE PAID TO DSC. The price charged to Newco by DSC (the "DSC SALES PRICE") for the Products it manufactures under the DSC Foundry Agreement will be, without duplication, the sum of (i) DSC's Manufacturing Cost (as hereinafter defined) (without benefit of the negative goodwill credit with respect to SENA's purchase of IBM's interest in DSC) ("DSC COST"), PLUS (ii)
           * of DSC Cost, which percentage may be altered by the resolution of the Operating Committee, plus (iii) the lease fees for the manufacturing equipment leased or subleased from Newco, plus (iv) depreciation costs of equipment and facilities owned by Newco. "DSC'S MANUFACTURING COSTS" shall mean all of DSC's costs and expenses which are directly or indirectly incurred by DSC in conjunction with its operation and administration determined in accordance with GAAP consistently applied in accordance with DSC's past practices. These costs and expenses include but are not limited to, personnel costs, materials costs, depreciation, leases, rentals, Module II occupancy costs, taxes, insurance, interest and other operating expenses. Manufacturing Costs shall expressly exclude: (w) the costs of performance-based incentive
plans for DSC employees, up to            *            of DSC Costs, (x)
claims, damages or liabilities indemnified under the Environmental Indemnity Agreement, (y) any item included in clause (iii) above, and (z) any item included in clause (iv) above. In the event that production volumes of DRAM
product falls below            *            L/M other than by mutual agreement
of the Parents, the allocation of "indirect" and "common" expenses (which includes indirect salaries, building depreciation, vendor facilities contracts, utilities, building and information technology maintenance, taxes, insurance, and professional fees) to DRAM product will be based on a level of
*            L/M. In the event that production volumes of NAND Flash Memory
Products falls below            *            L/M, after a production level of
           * L/M is achieved, the allocation of "indirect" and "common" expenses (which includes indirect salaries, building depreciation, vendor facilities contracts, utilities, building and IT maintenance, taxes, insurance, and professional fees) to NAND Flash Memory Products product will
remain at a level based on            *            L/M.

     (e) EXCLUSIVITY. Except as provided in Section 7.03 (Expanded Capacity), DSC shall be Newco's exclusive manufacturing source for output of NAND Flash Memory Products up to the total of the DSC Target Capacity. Newco may seek external manufacturing sources for output in excess of the DSC Target Capacity in accordance with the capacity expansion priority set forth in Section 7.03 (Expanded Capacity).

     (f) COST REPORTING. DSC shall provide to Newco certain monthly and quarterly financial reports relating to manufacturing costs, personnel costs, inventory valuations and forecasts for Module II, as more fully detailed in the DSC Foundry Agreement. Nothing

* INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

provided in this Section shall require DSC to disclose information that is subject to confidential obligations under legally binding agreement(s) with a third party.

     SECTION 8.02 YOKKAICHI FOUNDRY AGREEMENT. As of the date hereof, Toshiba and SanDisk Limited (Japan), a wholly owned Subsidiary of SanDisk ("SANDISK JAPAN") shall enter into a foundry and supply agreement in the form of Exhibit C (the "YOKKAICHI FOUNDRY AGREEMENT") providing for specific terms and conditions for the manufacture and sale of NAND Flash Memory Products at Toshiba's Yokkaichi facility in Yokkaichi, Japan (the "YOKKAICHI FACILITY"), which shall be consistent with the following basic terms:

     (a) FACILITIES, RAW MATERIALS AND EQUIPMENT. Toshiba will procure and be responsible for all facilities, raw materials and equipment utilized in the manufacture of NAND Flash Memory Products at the Yokkaichi Facility.

     (b) PRODUCTION. Yokkaichi will manufacture and supply NAND Flash Memory Products in accordance with the demand requirements of Toshiba and SanDisk Japan. Toshiba agrees to allocate a portion of the manufacturing capacity of the Yokkaichi Facility to SanDisk in accordance with the allocation set forth in
SCHEDULE 8.02(B). Such allocation will be subject to SanDisk's loading commitment to be made semiannually pursuant to the Yokkaichi Foundry Agreement. In order to meet the capacity demands of both Parents, Toshiba will expand the
Yokkaichi facility, up to           *           L/M in the aggregate. Such
expansion shall be made at Toshiba's own expense. The timing and amount of the investment necessary to effect such expansion shall be in the sole discretion of Toshiba. If Toshiba expands the capacity of the Yokkaichi facility from
          *           L/M to           *           L/M, SanDisk shall have
the right to utilize up to           *           of such incremental
capacity, up to a maximum of           *           L/M, provided that once
SanDisk exercises such right to utilize such incremental capacity, SanDisk shall be obligated to commit to load such capacity for six (6) months thereafter. Notwithstanding the foregoing, SanDisk acknowledges that Toshiba may, in its sole discretion, decrease the manufacturing capacity of the Yokkaichi facility, subject to the prior loading commitment for six (6) month period made by
SanDisk; PROVIDED, HOWEVER, that a maximum of           *           L/M of
such incremental capacity of SanDisk may decrease to zero if Toshiba gives SanDisk written notice four (4) months prior to the next six (6) month period, in which case Toshiba's manufacturing capacity shall be proportionately reduced.

     (c) PRICING OF NAND FLASH MEMORY PRODUCTS PRODUCED AT THE YOKKAICHI FACILITY. The purchase price to SanDisk Japan for NAND Flash Memory Products produced at the Yokkaichi facility pursuant to the Yokkaichi Foundry Agreement shall be as set forth in the Yokkaichi Foundry Agreement.

     (d) PRIORITY OF NEWCO NAND FLASH MEMORY PRODUCTS. Toshiba and SanDisk Japan shall not order or purchase NAND Flash Memory Products produced at the Yokkaichi facility except to the extent Newco is unable to procure NAND Flash Memory Products manufactured at Module II in accordance with the demand requirements of Toshiba and SanDisk Japan. In the event that Toshiba and SanDisk intend to meet increased demand for NAND Flash Memory Products by expanding capacity at DSC and Yokkaichi, such expansion of capacity shall be pursuant to the order set forth in Section 7.03 (Expanded Capacity).

* INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (e) Any dispute arising under the Yokkaichi Foundry Agreement (but not under any other agreement specified in this Agreement) shall be resolved by binding arbitration in Tokyo, Japan under the rules of the International Chamber of Commerce. Each party shall bear its own costs and expenses of arbitration, including attorneys' fees.

     SECTION 8.03 PURCHASE AND SUPPLY AGREEMENT. Newco will enter into an agreement with the Members or their Affiliates providing for specific terms and conditions for the purchase by the Members of Products from Newco (the "PURCHASE AND SUPPLY AGREEMENT"), which shall be consistent with the following basic terms:

     (a) MANUFACTURING. Except as provided in Sections 7.03 (Expanded Capacity),
8.02 (Yokkaichi Foundry Agreement), this Section and the Yokkaichi Foundry Agreement, Newco shall manufacture or cause to be manufactured 100% of the demand of Toshiba and SanDisk for NAND Flash Memory Products. Until the manufacturing capacity at DSC meets the full demand requirements of the Parents, the Parents may, pursuant to the Purchase and Supply Agreement, obtain NAND Flash Memory Products manufactured at the Yokkaichi Facility with the understanding that the Parents will give first priority to DSC over Yokkaichi for loading NAND Flash Memory Products.

     (b) SALES PRICE FOR NAND FLASH MEMORY PRODUCTS. The sales price (the "NEWCO SALES PRICE") charged by Newco to SENA and SanDisk (or its U.S. Affiliates) for wafers manufactured pursuant to the DSC Foundry Agreement will be the sum of (i)
the per wafer DSC Sales Price, PLUS (ii)           *            of the DSC
Sales Price or such other percentage as agreed upon between the parties. The parties further agree to discuss in good faith at the request of SENA or SanDisk the possibility of sales by Newco to non-U.S. Affiliates of SENA or SanDisk if such sales can be made in a manner mutually beneficial to the parties. Newco shall use all profits earned from the sale of NAND Flash Memory Products for future investment in manufacturing and production as well as for expenses associated with managing Newco and reimbursing expenses for Seconded Employees.

     SECTION 8.04 INTENTIONALLY LEFT BLANK.

     SECTION 8.05 COMMON R&D AGREEMENT. As of the date hereof, Toshiba and SanDisk shall enter into a common research and development and transfer agreement (the "COMMON R&D AGREEMENT") in the form of EXHIBIT D attached hereto.

     SECTION 8.06 PRODUCT DEVELOPMENT AGREEMENT. As of the date hereof, the Parents shall enter into a joint development agreement (the "PRODUCT DEVELOPMENT AGREEMENT") for the design and development of new NAND Flash Memory Products and NAND Flash Memory-related controllers in the form of EXHIBIT E attached hereto.

     SECTION 8.07 PATENT CROSS LICENSE. Toshiba and SanDisk are parties to a Patent Cross License Agreement, dated July 30, 1997 (the "LICENSE AGREEMENT") under which Toshiba pays royalties to SanDisk in consideration for the license granted by SanDisk to Toshiba. The License Agreement expires on or about July 29, 2002. As of the date hereof, the Parents shall enter into an amendment to the License Agreement in the form attached as EXHIBIT F (the "LICENSE AMENDMENT").

* INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     SECTION 8.08 PACKAGE TECHNOLOGY TRANSFER AGREEMENTS. As soon as practicable after the Closing, Toshiba and SanDisk shall enter into the following agreements pursuant to which Toshiba will transfer to SanDisk, and SanDisk will transfer to Toshiba, certain technology relating to the manufacture of NAND Flash Memory Products (the "PACKAGE TECHNOLOGY TRANSFER AGREEMENTS").

     (a) Toshiba and SanDisk shall enter into a Package Technology Transfer Agreement with respect to certain technology relating to the assembly and testing of NAND Flash Memory Products, specifically, packaging know-how and technology relating to Smart Media, paper-thin package (PTP), chip scale package
(CSP) and TSOP package technologies used and being developed by Toshiba (the "Toshiba Package Technology"). SanDisk will be permitted to utilize the Toshiba Package Technology for the sole purposes of assembling and testing NAND Flash Memory Products. The use of such information shall be royalty free; provided, however, that SanDisk will pay to Toshiba Toshiba's actual cost for generating documents (including translation charges, if applicable) and for providing training and consultation services relating to the transferred Toshiba Package Technology. No royalty shall be payable to Toshiba by such subcontractors for the assembly and testing of SanDisk NAND products. At SanDisk's request, Toshiba will license under reasonable terms the Toshiba Package Technology to third party assembly/test subcontractors for use by SanDisk in connections with its non-NAND products.

     (b) SanDisk and Toshiba shall enter into a Package Technology Transfer Agreement which will provide, among other things, for the following:

          (i) SanDisk will transfer to Toshiba technology relating to the assembly and testing of NAND/MLC controllers (the "SanDisk Technology"). Toshiba will be permitted to utilize the SanDisk Technology for the sole purposes of assembling and testing NAND/MLC controllers.

          (ii) The use of such information by Toshiba itself (excluding use by Toshiba's subcontractors) shall be royalty free; provided, however, that Toshiba will pay to SanDisk SanDisk's actual cost for generating documents (including translation charges, if applicable) and providing training and consultation services relating to the transferred SanDisk Technology.

     SECTION 8.09 OTHER MATTERS.

     (a) SALE OF SMARTMEDIA. Upon the request of SanDisk, Toshiba will sell SmartMedia to SanDisk on an OEM basis at mutually agreed terms and conditions, including price.

     (b) ASSEMBLY AND TESTING SERVICES AGREEMENT. The Parents will consider joint arrangements for the provision of assembly (TSOP, card, PTP, etc.) and test services. Subject to the availability of Toshiba's capacity, Toshiba will, at SanDisk's request, provide assembly and test services at cost plus a reasonable margin. Alternatively, Toshiba and SanDisk will, at equal cost to each, subcontract with third parties for such assembly and test services. In any event, during the period beginning on the date of this Agreement and ending

December 31, 2000, Toshiba will agree to provide such services to SanDisk for 100% of the NAND wafers available to SanDisk from Toshiba.

     (c) MANUFACTURE OF CONTROLLERS. SanDisk may request that Toshiba manufacture controllers for SanDisk, in which case, subject to availability of manufacturing capacity, Toshiba agrees to sell the controllers to SanDisk at prices and under terms and conditions at least as favorable as those previously or presently made available by Toshiba to any other party.

     SECTION 8.10 DSC SERVICE AGREEMENT. The parties agree that DSC and Newco shall enter into an agreement pursuant to which DSC shall provide for Newco certain services such as administrative, clerical, accounting and human resource services.

     SECTION 8.11 ENVIRONMENTAL INDEMNITY AGREEMENT. As of the date hereof, SanDisk, DSC and Toshiba shall enter into an environmental indemnity agreement (the "ENVIRONMENTAL INDEMNITY AGREEMENT") in the form of EXHIBIT G.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01 TERMINATION. This Agreement may be terminated at any time before Closing:

     (a) by written consent of each Parent;

     (b) by either Parent if there has been a material breach of any material representation, warranty, covenant or agreement on the part of the other Parent (or SENA, in the event that SanDisk is the terminating party) set forth in this Agreement and, if by its nature it can be cured, it has not been cured within sixty (60) days after written notice thereof to such other Parent (or SENA, in the event that SanDisk is the terminating party);

     (c) by either Parent if a Burdensome Condition with respect to the transactions contemplated by this Agreement shall have, in such Parent's reasonable judgment after consultation with outside legal counsel, been imposed on such Parent or, in the case of Toshiba, SENA or any of its other Affiliates;

     (d) subject to Section 4.12, by SanDisk in the event it is not satisfied, in its sole discretion, with the results of its environmental due diligence regarding the environmental status of the DSC facility and surrounding property; or

     (e) by any party, in the event the conditions to Closing (other than the conditions to Closing within such party's control) shall not have been satisfied by September 1, 2000.

     Upon such termination, the Members shall promptly cause Newco to be dissolved and its affairs wound up. This Agreement (except for Sections 6.03 (Public Announcements), 6.04 (Expenses), 10.02 (Governing Law), 10.03 (Dispute Resolution) and 10.04 (Damages

Limitations) and this Section, which shall survive any such termination) shall thereupon become void and (except as aforesaid) there shall be no liability or obligation on the part of any party, except to the extent that such termination results from the breach by a party of any of its respective representations, warranties, covenants or agreement set forth herein or under any other Operative Document.

     SECTION 9.02 TERMINATION FOLLOWING CLOSING.

     (a) Following the Closing, this Agreement shall be terminated automatically upon the earlier of the transfer of all a Member's Membership Interest in Newco to the other Member (or its Affiliate) or upon completion of the dissolution and liquidation of Newco pursuant to Article XI (Dissolution) of the Operating Agreement (the date of such transfer or dissolution and liquidation, the "TERMINATION DATE"); provided, that, all obligations or liabilities of any party hereto which are accrued or owing prior to such termination and the parties' covenants contained in Section 6.03(b) (Public Announcements) shall survive such termination.

     (b) Upon termination of this Agreement resulting from an event of dissolution of Newco pursuant to Section 11.01(a) of the Operating Agreement:

          (i) Toshiba and SanDisk shall further amend the License Agreement in effect at the date of termination to specify that each party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed on a royalty-free basis for the lives of such patents. The scope of the licenses as amended pursuant to this Section 9.02(b)(i) shall not be greater than the scope of those granted under the license agreement existing at the time of termination.

          (ii) Toshiba shall grant to SanDisk, effective upon such Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by DSC, and SanDisk shall have full access to all such know-how at DSC which has been transferred to DSC prior to the Termination Date.

     (c) Upon termination of this Agreement resulting from an event of dissolution of Newco or one Member's acquisition of the other Member's Membership Interest in Newco pursuant to Section 11.01(h) (8th Year Dissolution) of the Operating Agreement:

          (i) Upon request of SanDisk given at the time of its notice pursuant to Section 11.05 of the Operating Agreement in the case of the dissolution of Newco or upon request of the party who sells its Membership Interest in Newco pursuant to Section 11.05 (8th Year Dissolution) of the Operating Agreement (each, a "REQUESTING PARTY") in each case prior to the Termination Date, Toshiba or the party acquiring the selling Member's Membership Interest in Newco (the "ACQUIRING PARTY"), as the case may be, will continue to manufacture NAND Flash Memory Products for the Requesting Party (not to exceed the Requesting Party's capacity allocation available from Newco under this Agreement as of the Termination Date (the "TERMINATION CAPACITY")) for a
period of eighteen (18) months following the Termination Date in the following ramp-down manner:

               (A) the first six months from the Termination Date: 100% of the Termination Capacity

               (B) During the 7th through the 12th month from the Termination Date: 75% of the Termination Capacity

               (C) During the 13th through the 18th month from the Termination Date: 50% of the Termination Capacity.

          (ii) Toshiba and SanDisk and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

          (iii) Toshiba and SanDisk shall further amend the License Agreement to specify that each party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed on a royalty free basis for the lives of such patents. The scope of the licenses as amended pursuant to this Section 9.02(c)(iii) shall not be greater than the scope of those granted under the license agreement existing at the time of termination.

          (iv) If this Agreement is terminated as a result of an event of dissolution caused by Toshiba's election to withdraw from the Operating Agreement, then Toshiba hereby grants to SanDisk, effective upon the Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by DSC, and SanDisk shall have full access to all such know-how at DSC which has been transferred to DSC prior to the Termination Date.

     (d) Upon termination of this Agreement resulting from an event of dissolution of Newco or SENA's acquisition of SanDisk's Interest in Newco described in Section 11.01(e) (Dissolution by Unilateral Option) of the Operating Agreement:

          (i) Toshiba will, upon request of SanDisk given within sixty (60) days of the notice given by SanDisk pursuant to Section 11.04 of the Operating Agreement, continue to manufacture products for SanDisk for a period of eighteen (18) months following the Termination Date in accordance with the following ramp-down manner; PROVIDED, THAT, such capacity allocation for SanDisk shall not exceed its capacity allocation available from Newco under this Agreement as of the Termination Date (the "SANDISK TERMINATION CAPACITY"):

                (A) During the first six months from the Termination Date:
          100% of the SanDisk Termination Capacity

                (B) During the 7th through the 12th month from the Termination
          Date: 75% of the SanDisk Termination Capacity

               (C) During the 13th through the 18th month from the Termination
          Date: 50% of the SanDisk Termination Capacity.

          (ii) Toshiba and SanDisk and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

          (iii) Toshiba and SanDisk shall further amend the License Agreement to specify that each party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed at the royalty rates specified in SCHEDULE 9.02(D) for five (5) years following the Termination Date; PROVIDED, THAT, after such five (5) year period, such license shall be on a royalty free basis and PROVIDED, FURTHER, THAT, at any time during such five year period, both parties shall negotiate in good faith for up to one hundred and eighty (180) days as requested by either party to mutually agree on royalty rates for patents filed by each party after the Termination Date. The scope of the licenses as amended pursuant to this Section 9.02(d)(iii) shall not be greater than the scope of those granted under the license agreement existing at the time of termination.

     (e) Upon termination of this Agreement resulting from an event of dissolution of Newco or one Member's acquisition of the other Member's Membership Interest in Newco following a Deadlock (as defined in the Operating Agreement) as described in Section 11.01(d) (Deadlock) of the Operating
Agreement:

          (i) In the case of one Member's acquisition of the other Member's Membership Interest in Newco pursuant to Section 10.04(e) of the Operating Agreement, the Acquiring Party will continue to manufacture products for the other Member (not to exceed the other Member's Termination Capacity) for a period of eighteen (18) months following the Termination Date in accordance with the following ramp down manner:

               (A) During the first six months from the Termination Date: 100% of the SanDisk Termination Capacity

               (B) During the 7th through the 12th month from the Termination
          Date: 75% of the SanDisk Termination Capacity

               (C) During the 13th through the 18th month from the Termination
          Date: 50% of the SanDisk Termination Capacity.

          (ii) Toshiba and SanDisk and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

          (iii) Toshiba and SanDisk shall further amend the License Agreement to specify that each party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed: (x) at the royalty rates specified in SCHEDULE 9.02(E) until March 31, 2008; (y) at the royalty rates specified in SCHEDULE 9.02(D) from April 1, 2008 through December 31, 2010; and (z) thereafter, on a royalty-free basis. Both parties shall negotiate in good faith for up to one hundred and eighty (180) days upon request of either party at any time during the five-year period after the Termination Date to mutually agree on royalty rates for patents filed by each party after the Termination Date. The scope of the licenses as amended pursuant to this
Section 9.02(e)(iii) shall not be greater than the scope of those granted under the license agreement existing at the time of termination.

     (f) Upon termination of this Agreement resulting from an event of dissolution of Newco or a Member's acquisition of the other Member's Membership Interest in Newco described in Section 11.01(c) (Event of Default) of the Operating Agreement:

          (i) Toshiba and SanDisk shall further amend the License Agreement to specify that each party's patents issued or issuing on patent applications entitled to an effective filing date prior to the Termination Date are licensed at the royalty rates specified in SCHEDULE 9.02(F) for seven (7) years after the Termination Date or until the end of calendar 2015, whichever comes first, and thereafter such licenses shall be on a royalty-free basis.

          (ii) In the event that SENA is the Defaulting Member, Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid- up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by DSC, and SanDisk shall have full access to all such know-how at DSC which has been transferred to DSC prior to the date of such termination.

     (g) Upon termination of this Agreement resulting from an event of dissolution described in Section 11.01(g) (Bankruptcy Event) of the Operating
Agreement:

          (i) If such termination is caused by a Bankruptcy Event in respect of Toshiba, (x) the license granted to SanDisk under Toshiba Licensed Patents pursuant to the License Amendment shall continue on a royalty-free basis, and (y) Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized by DSC, and SanDisk shall have full access to all such know-how at DSC which has been transferred to DSC prior to the date of such termination.

          (ii) If such termination is caused by a Bankruptcy Event in respect of SanDisk, the license granted to Toshiba under SanDisk Licensed Patents pursuant to the License Amendment shall continue on a royalty-free basis.

     (h) Termination of this Master Agreement shall not affect any surviving rights or obligations of either Toshiba or SanDisk set forth in the Product Development Agreement, the Environmental Indemnification Agreement and the Common R&D Agreement.

                                   ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01 NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed or construed to make SanDisk and Toshiba, or SanDisk and SENA, or any Affiliate of any of them, partners or joint venturers with each other. The only business association to be formed by SanDisk and SENA will be Newco, which will be a limited liability company under Virginia law, to be organized pursuant to the Articles and the Operating Agreement. Newco shall not be a general partnership, a limited partnership or a joint venture, and no Member shall be considered a partner or joint venturer of or with any other Member, for any purposes other than for Federal, state and other tax purposes.

     SECTION 10.02 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State without regard to the conflict of laws principles of such State; PROVIDED, HOWEVER, that any Operative Document described herein shall be governed by the governing law specified in that Operative Document in the manner specified in that Operative Document.

     SECTION 10.03 DISPUTE RESOLUTION.

     (a) The Parents or Members, as the case may be, shall use the process set forth in Section 10.04(a) and (b) (Dispute Resolution) of the Operating Agreement to address any disputes which may arise concerning any material breach of any provision of any of the Operative Documents, other than Events of Default, and in the absence of exigent circumstances, the Parents or Members shall refrain from commencing any lawsuit or seeking judicial relief in connection with any such disputes until such parties have pursued such process to its conclusion. For such alleged breaches the party alleging breach shall initiate the process by providing a written notice to the Designated Individuals referred to in said Section 10.04(b) of the Operating Agreement, describing with specificity the facts and circumstances forming the basis of the alleged breach, with the factual explanation cross-referenced to any actions taken pursuant to
Section 10.04(a) of the Operating Agreement and the applicable provisions of the relevant Operative Document alleged to have been breached. Such notice shall also provide a list of specific actions that, if taken by the alleged breaching party, would result in curing such alleged breach, if capable of cure, within sixty (60) days of the end of the dispute resolution process referred to in said
Section 10.04(b). The party alleging breach and the alleged breaching party will prepare and present their views, including evidence collected, on such matter to the Designated Individuals, in writing; and later in person to both Designated Individuals in a single meeting, if requested by either Designated Individual. The written description shall be provided not less than seven Business Days prior to any meeting requested to be in person by either Designated Individual. If irreparable harm would result from such alleged breach continuing during the normal dispute resolution process, the Members will accelerate the process at the request of any party to the Operative Document alleged to have been breached.

     (b) If senior management or the Management Committee cannot resolve the dispute in accordance with Section 10.03(a) of this Agreement, then such dispute will be settled by binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. The awards of such arbitration shall be final and binding upon the parties thereto. Each party will bear its own fees and expenses associated with the arbitration.

     SECTION 10.04 DAMAGES LIMITED. IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL EITHER PARENT OR SENA BE LIABLE TO OR BE REQUIRED TO INDEMNIFY THE OTHER PARENT OR ANY OF THEIR RESPECTIVE AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first above written.

                       TOSHIBA CORPORATION


                       By:      /s/ Yasuo Morimoto
                                -----------------------------------------------
                                Name:      Yasuo Morimoto

                                Title: Corporate Senior Vice President and Director President and CEO
                                           Semiconductor Company

                       SEMICONDUCTOR NORTH AMERICA, INC.


                       By:      /s/ Ichiro Hirata
                                -----------------------------------------------
                                Name:      Ichiro Hirata
                                Title:     President



                       SANDISK CORPORATION


                       By:      /s/ Eli Harari
                                -----------------------------------------------
                                Name:      Eli Harari
                                Title:     President and CEO

                                  SCHEDULE 2.02

                    DEFINITION REGARDING EMBEDDED NAND FLASH

The main function and value of any product is Flash Memory if the total NAND
flash memory array area is greater than           *           of the total die
area or the product is a cut-down or derivative of a standard NAND Flash Memory Product.

     * INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  SCHEDULE 5.06

                               LITIGATION; DECREES

     In the action generally titled MITSUBISHI ELECTRIC VS. SANDISK LIMITED (JAPAN), filed on or about March 2000, Mitsubishi Electric seeks equitable relief and damages against SanDisk for SanDisk's alleged infringement of Mitsubishi's patents.

                              SCHEDULE 5.08(B)(IV)

          ENVIRONMENTAL REPORTS AND DATA PROVIDED TO SANDISK BY TOSHIBA

     The following reports and data have been provided to SanDisk or its consultants:

1.   Letter from P. Tan (EPA) to M. Gunnarson (IBM), dated Dec. 21, 1990;

2.   Letter from C. Monroe (EPA) to M. Gunnarson (IBM), dated Feb. 15, 1991;

3. EPA Record of Decision, IBM Manassas, Virginia, VAD064872575, dated July 31, 1990;

4. Approved Virginia Department of Environmental Quality closure plan, IBM Manassass;

5.   *

6.   Table of distribution of radon data for Virginia, dated January 1993;

7.   *

8.   Application for New Stationary Source State Wide Permit, dated Nov. 1995;

9.   *

10.  *

11. New Source Performance Standard Permit, Stationary Source Permit to Modify and Operate. April 10, 1996, as amended November 12, 1997 and May 26, 1999;

12.  UOSA Industrial Wastewater Discharge Permit MAN 006, September 1, 1998;

13.  VPDES Permit VA0089648, March 16, 1999;

14. General Permit for Storm Water Discharges Associated with Industrial Activity from Light Manufacturing Facilities VAR 530010, 06/99;

15. Fuel Oil Storage Tank Registrations (aboveground and underground, submitted as part of the SPCC Plan);

16.  1998 SARA Title III Report;

17.  *

18.  *

     * INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

19. Spill Prevention, Control and Countermeasures Plan / VA Oil Discharge Contingency Plan, dated Nov. 5, 1999;

20.  Hazardous Waste Generator Notices;

21.  *

22. Storm Water Pollution Prevention Plan Map (provides site layout and topographic data), dated May 4, 1998;

23. Site Sanitary Sewer Maps (Phase I Site Plans, Drawing #'s SCF-1-A1, A2, A3, A4, B1, B2, B3, B4, C2, C3);

24.  Site Jurisdictional Wetland Delineation Map, July 17, 1998;

25.  *

26.  *

27.  *

28.  *

     * INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               SCHEDULE 5.08(B)(V)

                               DSC TANK INVENTORY

This inventory includes active, inactive, or abandoned underground storage tanks and above ground storage tanks that currently exist, or have ever existed at the site, to the best of our knowledge.

-------------------------------------------------------------------------------
                        ACTIVE ABOVEGROUND STORAGE TANKS

----------------------------------------------------------------------------------------------------------------------
                *                                        *                             VOLUME (GALLONS)
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                130 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                7,500 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,200
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                18,000 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                60,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                130,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                590
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                9,200
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                9,200
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                120,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                58,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                36,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                36,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                41,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1.2 MG
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1.2 MG
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                4,000 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                32' tall x 15' diam.
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                16,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                700 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                4,188
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                75
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                100
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                2,000
------------------------------------ ------------------------------------------------ --------------------------------

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          FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.
          CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                14,000 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                5,600 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                500 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                4,700 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                13,650 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                9,000 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                200,000 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                75,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                350,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                18,756 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                17,343 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                17,343 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                18,600 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                18,600 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                18,600 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                21,996 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,480
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                23,332
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                12' tall x 21' diam. each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                12,619
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                2,115
------------------------------------ ------------------------------------------------ --------------------------------

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          FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.
          CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,361
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                180 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                16,337
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                846
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                752
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                3,296
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,500
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                73,430 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                200 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                500
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                100 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                900 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                300
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                500
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,100 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                150
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                150
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                150
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                150
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                150
------------------------------------ ------------------------------------------------ --------------------------------

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          FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.
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          PORTIONS.

------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                150
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                150
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                400
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                75
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,000
------------------------------------ ------------------------------------------------ --------------------------------
                                     *INACTIVE ABOVEGROUND STORAGE TANKS
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                VOLUME (GALLONS)
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,500 each
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                610
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                9,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                4,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                6,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------

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          PORTIONS.

------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                1,000
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                500
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                500
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                550
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250
----------------------------------------------------------------------------------------------------------------------

                                          ACTIVE UNDERGROUND STORAGE TANKS

----------------------------------------------------------------------------------------------------------------------
*                                    *                                                VOLUME (GALLONS)
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                3,000
----------------------------------------------------------------------------------------------------------------------

                                          REMOVED UNDERGROUND STORAGE TANKS

----------------------------------------------------------------------------------------------------------------------
*                                    *                                                VOLUME (GALLONS)
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                10,000
------------------------------------ ------------------------------------------------ --------------------------------

                                          REMOVED ABOVEGROUND STORAGE TANKS
----------------------------------------------------------------------------------------------------------------------
*                                    *                                                VOLUME (GALLONS)
------------------------------------ ------------------------------------------------ --------------------------------

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          PORTIONS.

------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250
------------------------------------ ------------------------------------------------ --------------------------------
*                                    *                                                250
------------------------------------ ------------------------------------------------ --------------------------------

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          FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.
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          PORTIONS.

                             SCHEDULE 5.08(B)(VIII)

*

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          PORTIONS.

                                  SCHEDULE 5.09

                         PATENTS AND PROPRIETARY RIGHTS

                               See Schedule 5.06.

                                  SCHEDULE 7.01

*

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


                                  SCHEDULE 7.03

---------------------------------------- -------------------------------------- --------------------------------------
                                         TOSHIBA                                SANDISK
---------------------------------------- -------------------------------------- --------------------------------------
1. Yokkaichi                                       *           L/M                        *          L/M
---------------------------------------- -------------------------------------- --------------------------------------
2. Yokkaichi Expansion (at about the     Minimum           *                    Maximum           *
same time as DSC Module II                         *          L/M (or                     *          L/M (or
expansion)(total expansion not to        proportionate amount in relation to    proportionate amount in relation to
exceed           *          L/M)         total expansion capacity if            total expansion capacity if
                                         expansion less than                    expansion less than
                                                   *          L/M in total)               *          L/M in total)
---------------------------------------- -------------------------------------- --------------------------------------
2. DSC Module II (at about the same                *          L/M                         *          L/M
time as Yokkaichi expansion)             (or           *           of the       (or           *           of the
                                         actual capacity)                       actual capacity)
---------------------------------------- -------------------------------------- --------------------------------------
3. DSC Module I (or other facility                 *          L/M to                      *          L/M to
mutually agreed)                                   *          L/M                         *          L/M
                                         (or proportionate amount in relation   (or proportionate amount in relation
                                         to total expansion capacity if         to total expansion capacity if
                                         expansion less than                    expansion less than
                                                   *          L/M in total)               *          L/M in total)
----------------------------------------------------------------------------------------------------------------------
Until the capacity expansions described above are made, no other expansions of capacity shall be permitted
----------------------------------------------------------------------------------------------------------------------
4.  Thereafter, one time capacity        (e.g.,           *          L/M if
expansion permitted, in an amount not    previous TSB allocation is
to exceed the capacity ratio of                    *          L/M and SD
          *                              allocation is           *
                                         L/M)
---------------------------------------- -------------------------------------- --------------------------------------
5.  Thereafter, all capacity expansion
must be mutually agreed upon
---------------------------------------- -------------------------------------- --------------------------------------

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          FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.
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          PORTIONS.

                                SCHEDULE 8.02(B)

               ALLOCATION OF YOKKAICHI NAND FLASH MEMORY PRODUCTS

------------------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------
         Period              2Q00         3Q00         4Q00         1Q01          2Q01         3Q01         4Q01
------------------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------
SanDisk Allocation(L/M)        *             *           *            *            *             *             *
------------------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------

------------------------- ---------------------- --------------------- ---------------------- ------------------------
         Period                   1Q01                   2Q01                  3Q01                    4Q01
------------------------- ---------------------- --------------------- ---------------------- ------------------------
SanDisk Allocation(L/M)             *                      *                     *                       *
------------------------- ---------------------- --------------------- ---------------------- ------------------------

Notes:

o Wafers sold to the Parties by Toshiba will have the same yields on an aggregate basis.

o Such capacity includes * of 512Mbit 0.21 micron NAND MLC and * of newly installed 0.16 micron and 0.13 micron capacity for NAND Flash Memory.

o    For incremental capacity above             *            L/M at the
     Yokkaichi Facility,             *            of the incremental capacity
     will be allocated to SanDisk, including up to             *            of
     any 0.13 micron capacity expansion for NAND Flash Memory.

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          PORTIONS.

                                SCHEDULE 9.02 (D)

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


                                SCHEDULE 9.02 (E)

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


                                SCHEDULE 9.02 (F)

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

                                                                      APPENDIX A

                     DEFINITIONS, RULES OF CONSTRUCTION AND
                             DOCUMENTARY CONVENTIONS

     In any agreement or instrument that incorporates the definitions set forth in this Appendix and states that the rules of construction and documentary conventions set forth herein shall apply to such agreement or instrument, then, unless such agreement or instrument otherwise requires:

                                    ARTICLE I

                                   DEFINITIONS

     The following terms shall have the specified meanings:

     "Accountants" means such firm of nationally recognized independent certified public accountants for the Company as is appointed pursuant to the Operating Agreement from time to time. Initially, the Accountants shall be Deloitte & Touche LLP.

     "Act" means the Virginia Limited Liability Company Act, as in effect from time to time.

     "Affiliate" of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person; PROVIDED, HOWEVER, that the term Affiliate, (a) when used in relation to the Company, shall not include either Member or any of its Affiliates, and (b) when used in relation to a Member or any of its Affiliates, shall not include the Company or any of its Subsidiaries.

     "Articles" means the Articles of Organization of the Company.

     "Bankruptcy Event" means, with respect to any Person, the occurrence or existence of any of the following events or conditions: such Person (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) has a resolution passed by its governing body for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) experiences any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6) above; or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

     "Burdensome Condition" means, with respect to any proposed transaction, any action taken, or credibly threatened, by any Governmental Authority or (except if such action or threat is frivolous) other Person to challenge the legality of such proposed transaction, including (i) the pendency of a governmental investigation (formal or informal) in contemplation of the possible actions described in clauses (ii)(A), (ii)(B) or (ii)(C) below, (ii) the institution of a suit or the written threat thereof (A) seeking to restrain, enjoin or prohibit the consummation of such transaction or material part thereof, to place any material condition or limitation upon such consummation or to invalidate, suspend or require modification of any material provision of any Operative Document, (B) challenging the acquisition by either Member of its interest in the Company or (C) seeking to impose limitations on the ability of either Member effectively to exercise full rights as a Member in the Company, including the right to act on all matters properly presented to the Members pursuant to the Operating Agreement, or (iii) an order by a court of competent jurisdiction having any of the consequences described in (ii)(A), (ii)(B) or (ii)(C) above, or placing any conditions or limitations upon such consummation that are unreasonably burdensome in the reasonable judgment of the applicable Person.

     "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California, the Commonwealth of Virginia or Japan) on which banks are open for business in California, Virginia, and Tokyo, Japan.

     "Business Plan" means the Initial Business Plan and each subsequent business plan, including budgets and projections for the Company for each relevant period, adopted in accordance with Section 3.04(c) of the Operating Agreement and complying with Section 3.04(b) of the Operating Agreement.

     "Capital Contribution" means each capital contribution to be made by each Member pursuant to Schedule 6.01 to the Operating Agreement.

     "Capital Transaction" means a disposition by the Company of property which is or has been property of a character subject to the allowance for depreciation provided in Section 167 of the Code if such disposition results in the recognition of gain or loss by the Company. In addition, if the value of property is adjusted pursuant to Section 7.01(B) of the Operating Agreement, the amount of such adjustment shall be treated as an item of gain from a Capital Transaction (if the adjustment is a positive adjustment) or an item of loss from a Capital Transaction (if the adjustment is a negative adjustment).

     "Change of Control" with respect to a Person means a transaction or series of related transactions as a result of which (i) more than 50% of the beneficial ownership of the outstanding common stock or other ownership interests of such Person (representing the right to vote for the Board of Directors or similar organization of such Person) is acquired by another Person or affiliated group of Persons, whether by reason of stock acquisition, merger, consolidation, reorganization or otherwise or (ii) the sale or disposition of all or substantially all of a Person's assets to another Person or affiliated group of Persons.

     "Closing" means the closing of the transactions described in Section 3.01 of the Master Agreement.

     "Closing Date" means the date mutually agreed for the Closing by the parties to the Master Agreement; PROVIDED, HOWEVER, that in no event will the Closing Date be later than September 1, 2000, without the written agreement of both Parents.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. ANY reference to a particular provision of the Code or a Treasury Regulation promulgated pursuant to the Code means, where appropriate, the corresponding provision of any successor statute or regulation.

     "Company" means FlashVision, L.L.C., a limited liability company formed by the Members under the laws of thE Commonwealth of Virginia.

     The term "control" (including its correlative meanings "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "DSC" means Dominion Semiconductor Company, L.L.C.

     "DSC Foundry Agreement" means the Foundry Agreement between DSC and the Company.

     "Event of Default" means, with respect to a Member, the occurrence or existence of any of the following events or conditions which remains uncured for sixty (60) days following receipt of written notice thereof:

     (a) a Bankruptcy Event of such Member or its Parent or any Person of which such Member is a Subsidiary;

     (b) the failure of such Member to make any required Capital Contribution within forty-five (45) Business Days after receipt of written notice from the Company or the other Member that such Capital Contribution was not made when due under the Operating Agreement; or

     (c) the breach by such Member of its covenant in Section 9.01 of the Operating Agreement or the breach by the Parent of such Member of its covenant in Section 6.01(c) of the Master Agreement, provided that a Change of Control of Member or of a Parent shall not be deemed a event of default.

     "Fiscal Quarter" means, unless changed by the Operating Committee, a calendar quarter.

     "Fiscal Year" means, unless otherwise required by the Code or applicable Treasury Regulations, the one year period commencing on April 1 of each year.

     "Foundry Agreements" means, collectively, the DSC Foundry Agreement and the Yokkaichi Foundry Agreement.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

     "GAAS" means generally accepted auditing standards in the United States as in effect from time to time.

     "Governmental Action" means any authorization, consent, approval, order, waiver, exception, variance, franchise, permission, permit or license of, or any registration, filing or declaration with, by or in respect of, any Governmental Authority.

     "Governmental Authority" means any United States or Japanese federal, state, local or other political subdivision or foreign governmental Person, authority, agency, court, regulatory commission or other governmental body, including the Internal Revenue Service and the Secretary of State of any State.

     "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or arbitration tribunal.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

     "Indebtedness" of any Person means, without duplication:

     (a) all obligations (whether present or future, contingent or otherwise, as principal or surety or otherwise) of such Person in respect of borrowed money or in respect of deposits or advances of any kind;

     (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

     (c) all obligations of such Person upon which interest charges are customarily paid, except for trade payables;

     (d) all obligations of such Person under conditional sale or other title retention Agreements relating to property or assets purchased by such Person;

     (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than with respect to the purchase of personal property under standard commercial terms);

     (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

     (g) all guarantees by such Person of Indebtedness of others;

     (h) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (or a combination thereof), which obligations would be required to be classified and accounted for as capital leases on a balance sheet of such Person prepared in accordance with GAAP;

     (i) all obligations of such Person (whether absolute or contingent) in respect of interest rate swap or protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; and

     (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances.

     The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     "Initial Business Plan" means the initial business plan of the Company as agreed to and adopted by the members concurrently with the execution of the Master Agreement.

     "License Agreement" means the Patent Cross License Agreement dated July 30, 1997 by and between Toshiba and SanDisk.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge OR security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right with respect to such securities.

     Any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect which is or, insofar as reasonably can be foreseen, will be material to the condition (financial or otherwise), properties, assets, liabilities, capitalization, licenses, businesses, operations or prospects of such Person and, in the case of the Company, the capital accounts of the members or the ability of the Company to carry out its then current Business Plan.

     "Master Agreement" means the Master Agreement dated as of May 9, 2000 by and among Toshiba, SENA and SanDisK.

     "Member" means, in the case of the Company, each of SENA and SanDisk, and any other Person who becomes a member in the Company in accordance with the terms of the Operating Agreement.

     "Membership Interest" means a Member's aggregate rights in the Company, including the Member's right to a share of the profits and losses of the Company, the right to receive distributions from the Company and the right to vote and participate in the management of the Company.

     "Member Representative" means, with respect to the Company, a member of the Operating Committee appointed pursuant to Section 5.01(b) of the Operating Agreement.

     "Net Book Value" means, with respect to any Person, the total assets of such Person less the total liabilities of such Person, in each case as determined in accordance with GAAP.

     "Net Profits" and "Net Losses" means, subject to Section 7.02 of the Operating Agreement, the taxable income and tax loss of the Company for Federal income tax purposes for a given Fiscal Year, increased by the amount of any tax exempt income of the Company during such Fiscal Year and decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) of the Company during such Fiscal Year; PROVIDED, HOWEVER, that, in the case of Section 704(c) Property, depreciation for each Fiscal Year shall be an amount equal to (I) the basis recovered for such Fiscal Year under the rules prescribed by Regulation Section 1.704-3(d) if the remedial method is adopted with respect to such Section 704(c) Property and
(II) in all other cases, (x) the depreciation for Federal income tax purposes with respect to such Section 704(c) Property for such Fiscal Year multiplied by
(y) a fraction (i) the numerator of which is the fair market value of such
Section 704(c) Property on the date of contribution or revaluation and (ii) the denominator of which is the basis of such Section 704(c) Property on the date of contribution or revaluation for Federal income tax purposes; and PROVIDED FURTHER, HOWEVER, that if the basis of such Section 704(c) Property for Federal income tax purposes is zero, depreciation for each Fiscal Year shall be computed under any reasonable method in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(G)(3) that is approved by both Members.

To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.

     "Operating Agreement" means the Operating Agreement dated as of the Closing Date between SanDisk and SENA.

     "Operating Committee" means the management committee of the Company established pursuant to Section 5.01(a) OF the Operating Agreement.

     "Operative Documents" means the Operating Agreement, the Master Agreement, the Amendment to Patent License Agreement, the Articles, the Yokkaichi Foundry Agreement, the Environmental Indemnity Agreement, the Common R&D and Participation Agreement, the Product Development Agreement and, when executed, the DSC Foundry Agreement.

     "Parent" means Toshiba and SanDisk and each of them.

     "Percentage" means, with respect to SENA, 50.1%, and with respect to SanDisk, 49.9%; PROVIDED, HOWEVER, if either Member transfers its entire Membership Interest to any Affiliate in accordance with the Operating Agreement, its Percentage shall be 0% and such Affiliate transferee shall receive the entire Percentage of the transferring Member.

     "Permitted Liens" means (a) the rights and interests of the Company, either Member or any Affiliate of any such Person as provided in the Operative Documents; and (b) Liens for Taxes which are not due and payable or which may after contest be paid without penalty or which are being contested in good faith and by appropriate proceedings and so long as such proceedings shall not involve any substantial risk of the sale, forfeiture or loss of any part of any relevant asset or title thereto or any interest therein.

     "Person" means any individual, firm, company, corporation, limited liability company, unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Purchase and Supply Agreement" means that certain Purchase and Supply Agreement to be entered into in connection with the Master Agreement, by and among the Company, SENA and SanDisk.

     "SanDisk" means SanDisk Corporation, a Delaware corporation.

     "Seconded Employee" means an individual who was originally an employee of a Member or any of its Affiliates and who was assigned to the Company or any of its Subsidiaries by such Member or such Affiliate at the request of such Member as contemplated by Section 7.07 of the Master Agreement.

     "Section 704(c) Property" means any property contributed to the Company that has a tax basis for Federal income tax purposes on the date of its contribution that differs from its fair market value on such date and any Company property that is revalued pursuant to Section 7.01(b) of the Operating Agreement. For purposes of calculating Net Profits or Net Losses arising from any Capital Transaction involving Section 704(c) Property, the basis of such
Section 704(c) Property shall be deemed to be its fair market value on the date of contribution or revaluation less the accumulated depreciation (calculated in accordance with the provisos to the definition of Net Profits and Net Losses) arising after that date with respect to such Section 704(c) Property.

     "SENA" means Semiconductor North America, Inc., a Delaware corporation.

     "Subsidiary" of any Person means any other Person:

     (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

     (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists; PROVIDED, HOWEVER, that the term Subsidiary as used in any Operative Document, when used in relation to a Member or any of its Affiliates, shall not include the Company or any of its Subsidiaries.

     "Tax" or "Taxes" means all United States or Japanese Federal, state, local or other political subdivision and foreign taxes, assessments and other governmental charges, including (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with (c) all interest, penalties and additions imposed with respect to such amounts and (d) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

     "Toshiba" means Toshiba Corporation, a Japanese corporation.

     "Transfer" means any transfer, sale, assignment, conveyance, creation (whether or not voluntary) of any Lien (other than a Permitted Lien), or other disposal or delivery, including by dividend or distribution, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

     "Unique Activities" means production activities of the Company at the request of either Member to (i) implement changes in the manufacturing processes to be employed for Products to be manufactured for such Member (or its Affiliates) that are not agreed to by the other Member, (ii) commence manufacturing other Products for the requesting Member (or its Affiliates) that the other Member does not desire to have manufactured for it and which require a change in manufacturing processes or in the utilization of the Facility or production resources, or (iii) implement any other change in its operations in order to manufacture Products specifically for the requesting Member (or its Affiliates).

     "Yokkaichi" means Toshiba's manufacturing facility located at Yokkaichi, Japan.

     "Yokkaichi Foundry Agreement" means the Foundry Agreement dated as of May 9, 2000 between Toshiba and SanDisk Limited (Japan).

                                   ARTICLE II

                RULES OF CONSTRUCTION AND DOCUMENTARY CONVENTIONS

     SECTION 2.01 AMENDMENT AND WAIVER. (a) No amendment to or waiver of any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be effective unless it shall be in writing, identify with specificity the provisions of the applicable agreement or instrument that are thereby amended or waived and be signed by each party thereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in such agreement or instrument may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

     SECTION 2.02 SEVERABILITY. If any provision of any agreement or instrument incorporating these Rules of Construction and Documentary Conventions or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of such agreement or instrument (except as may be expressly provided in such agreement or instrument) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of such agreement or instrument invalid, illegal or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the parties for entering into the Operative Documents, considered as a single transaction, cannot be preserved, the Operative Documents shall either be renegotiated or terminated.

     SECTION 2.03 SURVIVAL. Except as may otherwise be specifically provided in any agreement or instrument incorporating these Rules of Construction and Documentary conventions, all covenants, agreements, representations and warranties of the parties made in or pursuant to such agreement or instrument shall survive the execution and delivery of such agreement or instrument and the closing of the transactions contemplated thereby, notwithstanding any investigation by or on behalf of any party. Further, the provisions set forth in
Article II hereof shall survive and shall apply with respect to any terminated agreement which incorporated these Rules of Construction and Documentary Conventions.

     SECTION 2.04 ASSIGNMENT. Except as may otherwise be specifically provided in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, a party thereto shall not transfer, or grant or permit to exist any Lien (except Permitted Liens) on, such agreement or instrument or any of its rights thereunder (except for any transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which transfer shall not require any consent of the other parties) without the prior written consent of each other party thereto (which consent may be withheld in each such other party's sole discretion), and any such purported transfer or Lien without such consent shall be void.

     SECTION 2.05 REMEDIES; FORCE MAJEURE. In no event will any party to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions (except as may be otherwise expressly provided therein) be liable to another party thereto for special, indirect, punitive or incidental damages, lost profits, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, resulting from the breach by it of any of its obligations thereunder or breach by it or any of its Affiliates of any of their respective obligations under any other Operative Document or from the use of any confidential or other information.

     (a) Except as may otherwise be specifically provided in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, the rights and remedies of the parties under such agreement or instrument are cumulative and are not exclusive of any rights or remedies which the parties would otherwise have. Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of such agreement or instrument; PROVIDED, HOWEVER, in the absence of exigent circumstances, the parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in Section 10.03 of the Master Agreement until the parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.

     (b) If the due date for any amount required to be paid under an Operative Document incorporating these Rules of Construction and Documentary Conventions is not a Business Day, such amount shall be payable on the next succeeding Business Day; provided that if payment cannot be made due to the existence of a banking crisis or international payment embargo, such amount may be paid within the following 30 days. If due to the occurrence of an act of God, any party is prevented from providing training, technical assistance or other similar support required to be provided to the Company pursuant to any Operative Document incorporating these Rules of Construction and Documentary Conventions, such party shall have an additional 30 day period to make alternative arrangements to provide such support.

     SECTION 2.06 PARTIES IN INTEREST; LIMITATION ON RIGHTS OF OTHERS. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be binding upon and inure to the benefit of the parties thereto and their permitted successors and assigns. Nothing in any such agreement or instrument, whether express or implied, shall give or be construed to give any Person (other than the parties thereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of such agreement or instrument, unless such Person is expressly stated in such agreement or instrument to be entitled to any such right, remedy or claim.

     SECTION 2.07 TABLE OF CONTENTS; HEADINGS. The Table of Contents and Article and Section headings to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting any such agreement or instrument.

     SECTION 2.08 COUNTERPARTS; EFFECTIVENESS. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute but one and the same contract. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall not become effective until one or more counterparts have been executed by each party thereto and delivered to the other parties thereto.

     SECTION 2.09 ENTIRE AGREEMENT. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, together with the other Operative Documents and the Exhibits, Schedules, Appendices and Attachments thereto, any agreement entered into simultaneously therewith, the Initial Business Plan constitute the agreement of the parties to the Operative Documents with respect to the subject matter thereof and supersede all prior written and oral agreements and understandings with respect to such subject matter.

     SECTION 2.10 CONSTRUCTION. References in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions to any gender include references to all genders, and references in any such agreement or instrument to the singular include references to the plural and vice versa. Unless the context otherwise requires, the term "party" when used in any such agreement or instrument means a party to such agreement or instrument. References in any such agreement or instrument to a party or other Person include their respective permitted successors and assigns. The words "include", "includes" and "including", when used in any such agreement or instrument, shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references used in any such agreement or instrument to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, such agreement or instrument. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in any such agreement or instrument refer to such agreement or instrument in its entirety and not to any particular Article, Section or provision of such agreement or instrument. The terms and conditions of any such agreement or instrument shall be deemed to apply to any Subsidiary of the Company as though such entity were the Company except where such application would be manifestly inappropriate. Any reference to an Operative Document shall include such Operative Document as amended or supplemented from time to time in accordance with the provisions thereof.

     Section 2.11 OFFICIAL LANGUAGE. The official language of any agreement incorporating these Rules of Construction is the English language only, which language shall be controlling in all respects, and all versions of any such agreement in any other language shall not be binding on the parties thereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under such agreement. All communications and notices to be made or given pursuant to any such agreement shall be in the English language.

     Section 2.12 GOVERNING LAW. Any agreement incorporating these Rules of Construction shall be governed and construed as to all matters including validity, construction and performance by and under the substantive laws of the State of California.

     SECTION 2.13 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to any Operative Document incorporating these Rules of Construction and Documentary Conventions waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to any Operative Document and (ii) absent fraud, any right it may have to receive damages or indemnification from any other party to any Operative Document in respect of any act, omission or event relating to such Operative Document or the transactions contemplated by the Operative Documents based on any theory of liability for any special, indirect, consequential or punitive damages. Each party to any such agreement or instrument (x) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (y) acknowledges that it has been induced to enter into such agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 2.12

     SECTION 2.14 ARBITRATION. Each party to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions hereby agrees to adhere to the dispute resolution procedures described in Section 10.03 of the Master Agreement with respect to any disputes, grievances or actions arising thereunder.

     SECTION 2.15 NOTICES. All notices and other communications to be given to any party under any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be in writing and any notice shall be deemed received when delivered by hand, courier or overnight delivery service, or by facsimile (if confirmed within two Business Days by delivery of a copy by hand, courier or overnight delivery service), or five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

     (a) If to SanDisk:

             SanDisk Corporation
             140 Caspian Court
             Sunnyvale, CA  94089
             Telephone: (408) 542-0555
             Facsimile: (408) 542-0600
             Attention: President and CEO

             With a copy to:

             SanDisk Corporation
             140 Caspian Court
             Sunnyvale, CA  94089
             Telephone: (408) 548-0208
             Facsimile: (408) 548-0385

             Vice President and General Counsel

     (b) If to Toshiba:

             Toshiba Corporation
             Semiconductor Company
             1-1 Shibaura 1-Chome
             Minato-Ku, Tokyo 105-8001 Japan
             Telephone:       011 81 3 3457 3378
             Facsimile:       011 81 3 5444 9339
             Attention of President

             With a copy to:

             Toshiba Corporation
             Semiconductor Company
             Legal Affairs and Contracts Division
             1-1 Shibaura 1-Chome
             Minato-Ku, Tokyo 105-8001 Japan
             Telephone:       011-81-3-3457-3452
             Facsimile:       011-81-3-5444-9342
             Attention of General Manager

     (c) If to the Company:

             FlashVision, L.L.C.
             9600 Godwin Drive
             Manassas, Virginia 20110
             Telephone: (703) 396-1095
             Facsimile: (703) 396-1075
             Attention of: President

             With a copy to:

             SanDisk Corporation
             140 Caspian Court
             Sunnyvale, CA  94089
             Telephone: (408) 542-0510
             Facsimile: (408) 542-0640
             Attention: General Manager, NAND Division

             And

             Toshiba Corporation
             Semiconductor Company
             Legal Affairs and Contracts Division
             1-1 Shibaura 1-Chome
             Minato-Ku, Tokyo 105-8001 Japan
             Telephone:       011-81-3-3457-3452
             Facsimile:       011-81-3-5444-9342
             Attention of General Manager

     (d) If to SENA:

             Semiconductor of North America, Inc.
             9775 Toledo Way
             P.O. Box 19785
             Irvine, California 92718-1811
             Telephone:       (714) 455-2000
             Facsimile:       (714) 586-9741
             Attention of President


     SECTION 2.16 DEFINITIONS. The definitions set forth in Article I of this Appendix A shall apply to this Article II.